UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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JOANN Inc.

(Name of Registrant as Specified In Its Charter)

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JOANN

2022 PROXY STATEMENT

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS AND 2022 PROXY STATEMENT

FRIDAY, JUNE 24, 2022
1:00 PM, EASTERN TIME

EVERY DAY WE MUST INSPIRE

CREATIVITY

IN OURSELVES & OUR CUSTOMERS

+

HELP THEM FIND THEIR

HAPPY PLACE

that's our mission & vision at

JOANN

JOANN Inc. | 5555 Darrow Road | Hudson, Ohio 44236

TO THE SHAREHOLDERS:

I invite you to attend JOANN Inc.’s 2022 Annual Meeting of Shareholders scheduled for Friday, June 24, 2022, 1:00 p.m., Eastern Time (the “Annual Meeting”). This year’s annual meeting will be completely virtual, conducted electronically via live webcast. You will be able to attend the Annual Meeting, and vote and submit your questions in advance of or during the Annual Meeting by visiting www.proxydocs.com/JOAN. To participate in the meeting, you must have your control number shown on your Notice of Internet Availability of Proxy Materials or on your proxy card or voting instruction card if you receive the proxy materials by mail. We are enclosing the notice of meeting, proxy statement and form of proxy with this letter.

We are holding the Annual Meeting virtually this year to enable participation by a broader number of shareholders, particularly in light of the ongoing COVID-19 pandemic. We also believe that hosting a virtual meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate more effectively with our shareholders, and reduces the cost and environmental impact of the Annual Meeting.

We are also pleased to save costs and help protect the environment by using the “Notice and Access” method of delivering proxy materials. Instead of receiving paper copies of our proxy materials, many of you will receive a Notice of Internet Availability of Proxy Materials, which provides an Internet address where you can access electronic copies of the proxy statement and our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and vote your shares. This website also has instructions for voting by phone and for requesting paper copies of the proxy materials and proxy card.

Your vote is important, and we want your shares to be represented at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. We encourage you to read the proxy statement and cast your vote promptly. You may vote in advance of the Annual Meeting by telephone or over the Internet, or by completing, signing, dating and returning the enclosed proxy card or voting instruction card if you requested or received printed proxy materials.

We appreciate your continued confidence in and support of JOANN Inc.

Wade Miquelon

President, Chief Executive Officer

May 11, 2022

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE CAST YOUR VOTE PROMPTLY.

NOTICE OF THE 2022 ANNUAL MEETING OF SHAREHOLDERS

OF JOANN INC.

WHEN	WHERE	RECORD DATE

June 24, 2022 1:00 p.m., Eastern Time	The Annual Meeting will be held virtually via live webcast and can be accessed online at www.proxydocs.com/JOAN	Shareholders of record at the close of business on April 27, 2022 are entitled to notice of, and to attend and vote during, the Annual Meeting

ITEMS OF BUSINESS

1	Election of two Class I directors to JOANN’s Board
•	Wade Miquelon
•	Darrell Webb

2	Ratification of the Appointment of Ernst & Young LLP as JOANN’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2023

3	Approval, on an advisory basis, of the compensation of JOANN’s Named Executive Officers

4	Approval, on an advisory basis, of the frequency for future shareholder advisory votes to approve the compensation of JOANN’s Named Executive Officers

5	Transaction of any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

PROXY VOTING FOR REGISTERED HOLDERS

(shares are held in your own name)

•	Over the Internet during the Annual Meeting at www.proxydocs.com/JOAN

•	By telephone 24/7 at 866-398-1288

•	Over the Internet 24/7 at www.proxydocs.com/JOAN

•	By mailing your completed proxy in the preaddressed envelope provided

•	By scanning the QR code with your mobile device

If your shares are held in “street name” with a broker or similar party, you have a right to direct that organization on how to vote the shares held in your account. You can vote by returning your voting instruction card, or by following the instructions for voting via telephone or the Internet, as provided by the broker or other organization. Street name holders may also vote online during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by completing and returning your proxy card or voting instruction card promptly, or by voting by telephone or over the Internet, prior to the Annual Meeting to ensure that your shares will be represented.

VIRTUAL MEETING PARTICIPATION

Any shareholder can listen to and participate in the Annual Meeting live via the Internet at www.proxydocs.com/JOAN. The webcast will start at 1:00 p.m., Eastern Time. You will need the control number shown on your Notice of Internet Availability of Proxy Materials (or on your proxy card or voting instruction card if you receive printed proxy materials) to vote and submit questions in advance of or during the meeting.

Additional information on how you can attend and participate in the virtual Annual Meeting is set forth in “Annual Meeting and Voting Information,” beginning on page 41.

By Order of the Board of Directors,

Ann Aber

Senior Vice President, Chief Legal Officer & Secretary

May 11, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 24, 2022.

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended January 29, 2022 are available at www.proxydocs.com/JOAN and https://investors.joann.com/.

The Notice of Annual Meeting of Shareholders, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 and a proxy card or voting instruction card are being mailed to, or can be accessed online by, shareholders on or about May 11, 2022.

VOLUNTARY ELECTRONIC DELIVERY OF PROXY MATERIALS

We encourage our shareholders to enroll in voluntary e-delivery of future proxy materials by contacting paper@investorelections. Electronic delivery is convenient and provides immediate access to these materials. This will help us save printing and mailing expenses and reduce our impact on the environment.

PROXY STATEMENT

We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (the “Board”) of JOANN Inc. (“JOANN,” the “Company,” “we,” “us” or “our”) of proxies to be voted at the Annual Meeting of Shareholders to be held on June 24, 2022 (the “Annual Meeting”). We began giving these proxy materials to our shareholders on May 11, 2022. JOANN is paying the costs of solicitation.

Item 1. Election of Two Class I Directors to JOANN’s Board	5

Nominees for Election as Directors	5

Directors Continuing in Office	7
Further Information Concerning the Board of Directors	10

Composition of the Board of Directors	10

Attendance at Board Meetings	10

Communications with the Board	10

Shareholder Engagement	11

Director Independence and Controlled Company Exception	11

Board Leadership Structure	11

Committees of the Board	12

Director Nomination and Qualifications	13

Board Diversity Matrix	14

Director Nominations by Shareholders	14
Item 2. Ratification of the appointment of Ernst & Young LLP as JOANN’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2023	15

Fees Paid to Independent Registered Public Accounting Firm	15

Policy and Procedures for Pre-Approval of Non-Audit Services by Outside Auditors	15
Report of the Audit Committee	16
Item 3. Shareholder Advisory Vote to Approve the Compensation of JOANN’s Named Executive Officers	17
Item 4. Shareholder Advisory Vote to Approve the Frequency for Future Shareholder Advisory Votes to Approve the Compensation of JOANN’s Named Executive Officers	18
Compensation Discussion and Analysis	19

Introduction	19

Executive Summary	19

Fiscal 2022 Named Executive Officer Compensation Program	20

Fiscal 2022 Named Executive Officer Compensation	23

Anti-Hedging/Anti-Pledging Policy	26

Compensation of Our Named Executive Officers	27

Director Compensation	34

Compensation Committee Interlocks and Insider Participation	34

Compensation Committee Report	35

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Corporate Governance Highlights

We believe that good governance is integral to achieving long-term shareholder value. We are committed to governance policies and practices that serve the interests of the Company and our shareholders. Highlights of our ongoing commitment to good corporate governance include:

Corporate Governance Guidelines

Code of Business Conduct & Ethics

Annual Board and Committee Self-Assessments

Peer Group Compensation Market Assessment

Committee Charters

Board Diversity

Independent Compensation Consultant

Active Board Oversight of Strategy and Business Initiatives

Our Code of Business Conduct & Ethics (“Code of Ethics”) applies to all directors, officers (including our principal executive officer, principal financial officer and principal accounting officer) and team members. Our Code of Ethics is a “code of ethics” as defined in Item 406(b) of Regulation S-K. In the event that we amend or waive certain provisions of our Code of Ethics applicable to our principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, we intend to disclose the same on our website.

The Code of Ethics and Corporate Governance Guidelines are available on our website at www.joann.com under Investor Relations.

Risk Oversight

Our Board has extensive involvement in the oversight of risk management related to us and our business and accomplishes this oversight primarily through the Enterprise Risk Management (“ERM”) Committee. The ERM Committee is comprised of cross-functional leaders and is led by our Director of Internal Audit. The ERM Committee has completed its annual assessment of enterprise risks, which have been reported to the audit committee. The ERM Committee has identified stakeholders and initiatives for each key risk as well as a process to report out and update on these risks to the audit committee and the Board.

Additionally, our audit committee meets quarterly with our Chief Financial Officer and our independent auditors, and receives regular updates regarding our management’s assessment of risk exposures including liquidity, credit and operational risks and the process in place to monitor such risks and review results of operations, financial reporting and assessments of internal controls over financial reporting.

Corporate Social Responsibility

At JOANN, we recognize that our operations have the ability to impact, both positively and negatively, the environment and communities where we do business. As a result, we work every day to be a better corporate citizen than the day before and are committed to creating a more sustainable future. This commitment drives our ongoing efforts to develop and implement a robust environmental, social and governance (“ESG”) strategy. While we have long been committed to being a good corporate citizen, over the past year we have increased our focus on understanding the impact our operations have on the environment, our Team Members, and the broader community.

To address this impact and position JOANN to mitigate short-term and long-term risks, we are developing our EVERGREEN strategy. This strategy supports JOANN’s mission and vision of inspiring creativity and helping our Team Members and customers find their happy place by connecting the services and products we provide with sustainability and corporate responsibility. Our EVERGREEN strategy is built on multiple priorities, including:

•	creating an environment where all Team Members can be their authentic selves and contribute at their highest level;

•	appealing to, inspiring, and supporting our diverse customer base and communities;

•	powering reusability with customers to tie environmental responsibility to our greater purpose; and

•	minimizing our carbon footprint by taking action throughout our own operations and those of our suppliers.

Our ESG efforts are driven by our Board, our Chairman and Chief Executive Officer, and a broad collection of Team Members who see sustainability and corporate responsibility as an integral part of our long-term success. Our Board receives biannual updates on our EVERGREEN strategy and Board committees have oversight responsibility for various areas of our ESG strategy.

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In January 2022, we hired a Manager of Corporate Responsibility, who reports to our SVP, Chief Legal Officer & Secretary, to support the growth of our ESG efforts. This resource provides both strategic and day-to-day operational leadership on key issues, including but not limited to, the development and execution of JOANN’s overarching ESG strategy, measurement of progress, managing public reporting and disclosures, and collaborating across the organization to drive impact. This includes operationalizing the priorities described above through the five workstreams identified below.

Team Members	Love for Our Planet	Care for Our Communities

Governance	Communications

These five workstreams are cross-functional, designed to ensure that we embed our EVERGREEN strategy throughout our operations and better position ourselves to address current and future ESG related risks and opportunities. The primary focus of our substantive activity is concentrated in our Team Members, Love for Our Planet and Care for Our Communities workstreams. The Governance and Communications workstreams provide support across each area to link our EVERGREEN strategy with appropriate measures of transparency and risk management.

These cross-functional teams are made up of Team Members from all levels of the organization with an interest in and/or responsibility for various business areas that provide potential risk or opportunities in relation to material ESG concerns, including, but not limited to: corporate communications, facilities management, human resources, information technology, internal audit, legal, sourcing and packaging, and transportation.

These resources will play an integral role in the development, review and distribution of our annual ESG reports. This includes, among other things:

•	participating in materiality assessments;

•	identifying appropriate frameworks, disclosure topics and standards;

•	collecting, analyzing and verifying ESG-related data;

•	developing and implementing programs and initiatives to mitigate risks and capitalize on opportunities; and

•	monitoring for continuous improvement.

Prior to our initial ESG report release later this year, we are excited to highlight a few key themes under each of our pillars:

Team Members

At JOANN, our more than 22,000 Team Members are among our greatest assets, and JOANN continues to prioritize diversity and inclusion in our company. To advance this priority, we recently established a Diversity and Inclusion Council comprised of Team Members from across the company. This Council works collaboratively on ways to advance change at JOANN, discuss current events, and exchange open and honest dialogue. Through educational programs, cultural calendars, developmental workshops, and other learning tools, we are working to make sure our Team Members are both inclusive and included.

Additionally, we continue to make the health and safety of our Team Members a high priority. This focus on safety includes efforts to protect our Team Members health and well-being during the COVID-19 pandemic, including providing personal protective equipment, expanding healthcare benefits, and reconfiguring working spaces and arrangements. We also made efforts to reward employees by extending paid leave and paying additional discretionary bonuses to our Team Members for their contributions.

Love for Our Planet

At JOANN, working to become an even better corporate citizen means placing an increased focus on environmental sustainability throughout our value chain, including identifying opportunities to address our carbon footprint through energy management practices. These efforts include: the continued implementation, updating and operation of our in-store energy management systems; our demand response and LED retrofit programs; and avoided vehicle miles traveled due to remote issue resolution, all of which contributed to reducing energy usage.

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Additionally, we continue to evaluate our products and packaging to be more environmentally friendly and are working to keep waste out of landfills. This includes participating in a circular-inspired charitable donation program that puts certain products into productive use as opposed to sending them to a landfill. It also includes multiple efforts to reduce the amount of plastic in our product packaging.

Care for Our Communities

With stores, Team Members and partners spread around the nation and the world, we believe that JOANN can have a positive impact on the places where we do business. This is why corporate giving has been a part of our identity for over 75 years. To optimize our charitable giving, we have partnered with national and local organizations, including: Akron Children’s Hospital, Breakthrough Public Schools, Girl Scouts, Kids in Need Foundation, Lebron James Family Foundation, National 4-H Council, On Our Sleeves, Project Linus, St. Jude Children’s Research Hospital, the Susan G. Komen Foundation, and University Hospitals/Rainbow Babies and Childrens.

Additionally, we are incredibly proud of the diverse communities where we do business and believe it is our responsibility to support those who are underrepresented in our industry. To this end, we invest directly in efforts to celebrate and enhance diverse creators and communities through our Minority Grant Program which provides grants, paid teaching opportunities, visibility on JOANN platforms and marketing support to diverse content creators. We have also focused on the diversification of our product assortment and marketing materials to ensure that customers are represented in our offerings and can see themselves reflected in our promotional content.

Future Reporting

In order to fully document our activity across workstreams, coordinate existing and future initiatives, establish targets for improvement, and measure progress in future years, we intend to utilize a hybrid disclosure model that incorporates relevant components from the Task Force on Climate Related Financial Disclosures (TCFD), the Sustainability Accounting Standards Board (SASB), and the Global Reporting Initiative (GRI). This approach prepares JOANN for the proposed SEC rules regarding climate disclosures and the recently announced International Sustainability Standards Board disclosures created by the upcoming consolidation of the Value Reporting Foundation with the IFRS Foundation.

We expect to release JOANN’s first ESG report covering FY2022 later this year, utilizing SASB as a base. SASB has placed JOANN in its Multiline and Specialty Retailers and Distributors classification, and, at a minimum, we will apply the accompanying material sustainability accounting standards where relevant data is available. Moving forward, in order to develop a more robust reporting mechanism, we expect to undertake a broader materiality assessment which will provide additional standards relative to the actual and potential economic, environmental, and social impacts of our operations to be used in future reporting.

Board of Directors

The Board currently consists of seven qualified directors with skills we believe are aligned to our business and strategy. The table below sets forth information with respect to our Board as of the record date.

Name	Age	Class	Director Since	Year Current Term Expires

Wade Miquelon	57	I	2019	2022

Darrell Webb	64	I	2006	2022

Lily Chang	56	II	2018	2023

Marybeth Hays	53	II	2021	2023

Anne Mehlman	41	III	2021	2024

Jonathan Sokoloff	64	III	2011	2024

John Yoon	39	III	2011	2024

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Each of the current Class I directors has been nominated for election at the Annual Meeting as further described under “Nominees for Election as Directors” below. The classified structure of the Board was adopted in our Amended and Restated Certificate of Incorporation, effective March 16, 2021 (“Certificate of Incorporation”).

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ITEM 1. ELECTION OF TWO CLASS I DIRECTORS TO

JOANN’S BOARD

Director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. This means that the two director nominees who receive the most affirmative votes (among votes properly cast at the Annual Meeting or by proxy) will be elected to the Board at the Annual Meeting.

Information regarding the director nominees and other directors is set forth below. Ages are as of April 27, 2022. With respect to our directors, each biography contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the past five years, information regarding involvement in certain legal or administrative proceedings and the experience, qualifications, attributes or skills that caused our Board to determine that the person should serve as a director of the Company. Committee memberships reflect anticipated committee composition effective as of the Annual Meeting. The criteria considered and process undertaken by our nominating and corporate governance committee in recommending qualified director candidates is described under “Further Information Concerning the Board—Director Nomination and Qualifications.”

Nominees for Election as Directors

In accordance with the recommendation of our nominating and corporate governance committee, the Board has nominated the following individuals for election as Class I directors. Each Class I director nominee currently serves as a Class I director whose term expires at the Annual Meeting. If elected, each nominee will serve for a three-year term expiring at our annual meeting of shareholders in 2025 or until his successor is duly elected and qualified.

Each Class I director nominee has agreed to serve as a Class I director if elected, and each Class I director nominee has expressed his intention to serve the entire term. If any nominee becomes unavailable to serve before the Annual Meeting, the Board may designate a substitute nominee and the persons named as proxies may, in their discretion, vote your shares for the substitute nominee. Alternatively, the Board may reduce the number of directors to be elected at the Annual Meeting. Unless otherwise directed, the proxy holders named in the proxy you submit intend to vote “FOR ALL” to elect each Class I director nominee to the Board.

✔ FOR ALL	The Board recommends that you vote FOR the election of each of the Class I director nominees named below, and your proxy will be so voted unless you specify otherwise.

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Class I Nominees (For Terms Expiring in 2025)

Wade Miquelon President, Chief Executive Officer and Chairman of the Board
Board Member Since: 2019 Age: 57 Committees: None

Wade has served as our President, Chief Executive Officer and a member of the Board since February 2019. Prior to that time, he served as our Executive Vice President, Chief Financial Officer beginning April 2016 and as our interim President and Chief Executive Officer from October 2018 to February 2019. Previously, Mr. Miquelon served as Chief Financial Officer and Executive Vice President of Walgreens Boots Alliance, Inc. (“Walgreens”), a global pharmacy and wellbeing company, beginning in 2009, and later took on the additional responsibility as President, International, beginning in 2012 until 2014. Prior to his tenure at Walgreens, Mr. Miquelon served as Executive Vice President, Chief Financial Officer of Tyson Foods, Inc., a multinational protein-focused food company. Prior to that, Mr. Miquelon spent fifteen years as an executive at The Procter & Gamble Company, a consumer goods corporation, and was based in Europe, Asia and the United States. In 2018, without admitting or denying any of the allegations, Mr. Miquelon consented to the issuance of an SEC order relating to his tenure at Walgreens providing that he cease and desist from committing or causing any violation or future violations of Section 17(a)(2) of the Securities Act and pay a civil monetary penalty of $160,000. The suit was brought against Walgreens and certain of its executives, including Mr. Miquelon. The order related to actions taken prior to 2015 and did not bar Mr. Miquelon from serving as an officer or director of a public company.

Mr. Miquelon currently is a board member of Acadia Healthcare Company, Inc. and a trustee of National 4-H Council. He previously served on the boards of Alliance Boots, Lyric Opera and Chicago Shedd Aquarium.

Qualifications

Mr. Miquelon was selected to our Board because of, among other things, his extensive knowledge and experience with our business and his role as our chief executive officer.

Darrell Webb Former Chairman of the Board
Board Member Since: 2006 Age: 64 Committees: Audit Nominating & Governance

Darrell has served as a member of our Board since July 2006, serving as Chairman of the Board from July 2006 through October 2014. From July 2006 to January 2010, Mr. Webb also served as our President and Chief Executive Officer, and from January 2010 to August 2011, as Chief Executive Officer of our Company. Prior to joining the Company, he was President of Fred Meyer Stores, a division of The Kroger Company (“Kroger”), a grocery retailer, from 2002 until 2006, and President of Kroger’s quality food center division from 1999 to 2002. Subsequent to JOANN, Mr. Webb served as Chairman of the board and Chief Executive Officer of The Sports Authority, Inc., a sports retailer, from 2011 to 2013, and served as Chief Executive Officer of Guitar Center Inc., a music retailer, from 2014 to September 2016. Mr. Webb also served on the board of directors of Les Schwab Tires from January 2017 to November 2020.

Qualifications

Mr. Webb was selected to our Board because of, among other things, his extensive knowledge and background in retail, including with the Company.

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Directors Continuing in Office

The following directors will continue to serve as members of the Board after the Annual Meeting.

Class II Directors (For Terms Expiring in 2023)

Lily Chang
Board Member Since: 2018 Age: 56 Committees: Compensation Nominating & Governance

Lily has served as a member of our Board since May 2018. Ms. Chang is a Senior Advisor at Leonard Green & Partners, L.P. (“LGP”), a private equity investment firm, which she joined in 2004. Previously, Ms. Chang was LGP’s Chief Portfolio Services Officer, where she led LGP’s collaborative efforts with portfolio company management teams. From 2003 to 2004, she worked at Nissan Motor Acceptance Corporation, an automotive company, in strategy and planning roles. Prior to Nissan, Ms. Chang was a partner with eCompanies Venture Group, a venture capital firm. In addition, Ms. Chang has held finance and management positions with The Walt Disney Company, an entertainment and media company, and The Procter & Gamble Company.

Ms. Chang also serves on the board of directors of Big Five Sporting Goods Corporation.

Qualifications

Ms. Chang was selected to our Board because of her particular knowledge and experience in accounting and finance, supply chains, strategic planning, and leadership of complex organizations and retail businesses.

Marybeth Hays
Board Member Since: 2021 Age: 53 Committees: Audit

Marybeth has served as a member of our Board since March 2021. From October 2009 until February 2019, Ms. Hays held various roles of increasing P&L responsibility at three of the four operating divisions of Walmart Inc., a retail corporation, including most recently as Executive Vice President of Consumables and Health & Wellness for Walmart U.S., and as Chief Merchandising, Marketing, and Supply Chain officer for Walmart China from 2015 to 2017. Prior to Walmart, Ms. Hays was Merchandising Vice President at Lowe’s Companies, Inc., a retail company specializing in home improvement, from 2001 to 2009. From 1993 to 2000, Ms. Hays worked in brand management roles through Vice President of Marketing at Hanesbrands Inc., a clothing company.

Ms. Hays also serves as the Board Executive Chair of Sneez, LLC, Chairperson for the board of visitors for the Wake Forest School of Business and is a member of the board of directors of Leapfrog Brands and Decowraps, and a member of the advisory board of Pocket Naloxone. Ms. Hays has also been an executive-in-residence with Kearney, a global management consulting firm, since 2019, as well as working directly with other clients through her company, Hays Advising LLC, a corporate consulting firm.

Qualifications

Ms. Hays was selected to our Board because of, among other things, her particular knowledge and experience in strategic planning, consumer goods and leadership of complex organizations and global retail businesses.

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Class III Directors (For Terms Expiring in 2024)
Anne Mehlman
Board Member Since: 2021 Age: 41 Committees: Audit

Anne has served as a member of our Board since March 2021. Since 2018, Anne has served as the Executive Vice President and Chief Financial Officer of Crocs, Inc., a manufacturer and retailer of branded footwear. Ms. Mehlman had previously worked at Crocs, Inc. as Vice President of Corporate Finance from 2011 to 2016. After leaving Crocs, Inc. in 2016, she served as Chief Financial Officer of Zappos.com, Inc., an online shoe retailer owned by Amazon.com, until 2018. Prior to that, Ms. Mehlman was Division Finance Director at RSC Holdings, Inc., an equipment rental company, (acquired by United Rentals, Inc.). Prior to her time at RSC Holdings, Inc., Ms. Mehlman also held various financial roles at Corporate Express, an office supply retailer (acquired by Staples, Inc.), and Lockheed Martin, an aerospace, arms defense, information security and technology corporation.

Qualifications

Ms. Mehlman was selected to our Board due to her particular knowledge and experience in accounting and finance, strategic planning, and leadership of complex organizations and retail businesses.

Jonathan Sokoloff
Board Member Since: 2011 Age: 64 Committees: None

Jonathan has served as a member of our Board since March 2011. Mr. Sokoloff is currently a Managing Partner of LGP, which he joined in 1990. Before joining LGP, he was a Managing Director in investment banking at Drexel Burnham Lambert, a former multinational investment bank.

Mr. Sokoloff also serves on the board of directors of Advantage Solutions, Inc., The Container Store Group, Inc., Jetro Cash & Carry, Shake Shack, Inc., Mariner Wealth Advisors and Union Square Hospitality Group, LLC. He previously served on various board of directors, including Whole Foods Market, Inc., J. Crew Group, Inc. and Signet Jewelers Ltd. Mr. Sokoloff serves as a trustee of Williams College and the Los Angeles County Museum of Art.

Qualifications

Mr. Sokoloff was selected to our Board because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning processes and board practice of other major corporations.

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John Yoon
Board Member Since: 2011 Age: 39 Committees: Compensation Nominating & Governance

John has served as a member of our Board since March 2011. Mr. Yoon is a Partner of LGP, which he joined in 2007. From 2005 to 2007, Mr. Yoon worked at Credit Suisse, a global investment bank and financial service firm, in Los Angeles as an analyst in the investment banking department.

Mr. Yoon also serves on the board of directors of Aspen Dental Management, Inc. and the North American Partners in Anesthesia.

Qualifications

Mr. Yoon was selected to our Board because of, among other things, his particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other corporations.

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FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Composition of the Board of Directors

Pursuant to the amended and restated shareholders agreement by and among affiliates of LGP, certain of our directors and executive officers, certain other existing shareholders and the Company (the “Shareholders Agreement”), LGP is entitled to designate individuals to be included in the slate of nominees recommended by our Board for election to our Board. So long as LGP owns, in the aggregate, (i) at least 50% of the total outstanding shares of our common stock owned by it immediately following the consummation of our initial public offering, LGP will be entitled to nominate five directors, (ii) less than 50%, but at least 40%, of the total outstanding shares of our common stock owned by it immediately following the consummation of our initial public offering, LGP will be entitled to nominate four directors, (iii) less than 40%, but at least 30%, of the total outstanding shares of our common stock owned by it immediately following the consummation of our initial public offering, LGP will be entitled to nominate three directors, (iv) less than 30%, but at least 20%, of the total outstanding shares of our common stock owned by it immediately following the consummation of our initial public offering, LGP will be entitled to nominate two directors, (v) less than 20%, but at least 10%, of the total outstanding shares of our common stock owned by it immediately following the consummation of our initial public offering, LGP will be entitled to nominate one director, and (vi) less than 10% of the total outstanding shares of our common stock owned by it immediately following the consummation of our initial public offering, LGP will not be entitled to nominate a director.

Pursuant to the Shareholders Agreement, LGP has been deemed to have nominated five directors, Ms. Chang, Ms. Hays, Ms. Mehlman, Mr. Sokoloff and Mr. Yoon, to our Board.

In accordance with our Certificate of Incorporation and the Shareholders Agreement, our Board is divided into three classes with staggered three-year terms. At each annual meeting of shareholders, the successors to the directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Our directors are divided among three classes as follows:

•	the Class I directors are Wade Miquelon and Darrell Webb, and their terms will expire at the Annual Meeting;

•	the Class II directors are Lily Chang and Marybeth Hays, and their terms will expire at the annual meeting of shareholders to be held in 2023; and

•	the Class III directors are John Yoon, Jonathan Sokoloff and Anne Mehlman, and their terms will expire at the annual meeting of shareholders to be held in 2024.

Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Pursuant to the terms of the Shareholders Agreement, directors nominated by LGP may only be removed at the request of LGP in accordance with the Amended and Restated Bylaws (“Bylaws”) of the Company then in effect. In all other cases and at any other time, directors may only be removed for cause by the affirmative vote of the holders of at least a majority of our common stock.

Attendance at Board Meetings

Our Board held 6 meetings during the fiscal year ended January 29, 2022 (“fiscal 2022”). All of our directors attended more than 75% of the meetings held during fiscal 2022 of the Board and committees on which they served. We expect our directors to make reasonable efforts to attend annual meetings of shareholders, including the Annual Meeting.

Communications with the Board

You may communicate with the Chairman of the Board, any chairperson of a Board committee, or the non-management or independent members of the Board by addressing such communications to the intended recipient by name or position in care of: JOANN Inc., Attn: Chief Legal Officer, 5555 Darrow Road, Hudson, OH 44236. The Chief Legal Officer will forward such communications to the appropriate party. All communications are reviewed by the Chief Legal Officer and are forwarded to the appropriate director(s) except those communications that are clearly unrelated to the duties and responsibilities of the Board or that are abusive, repetitive, in bad taste or that present safety or security concerns may be handled differently. Communications we receive that relate to accounting, internal accounting controls or auditing matters will be referred to the audit committee unless the communication is directed otherwise. You may communicate anonymously and/or confidentially.

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Shareholder Engagement

We welcome the opportunity to engage with our shareholders to inform, solicit feedback and understand their perspectives on strategy and performance, governance and other matters of mutual interest and importance. Over the last year, members of our senior management, investor relations and corporate governance teams participated in numerous outreach activities with analysts and institutional investors, including investor conferences and small-group and one-on-one meetings and conference calls. We offer shareholders several ways to communicate with the Company and members of the Board, including through our investor relations website, our quarterly earnings webcasts and our annual shareholders meeting.

Director Independence and Controlled Company Exception

Our Board has affirmatively determined that Marybeth Hays, Anne Mehlman and Darrell Webb are independent directors under the rules of The Nasdaq Stock Market LLC (“Nasdaq”). Ms. Chang, Mr. Sokoloff and Mr. Yoon are not independent directors under Nasdaq listing rules. In addition, Mr. Miquelon, our President, Chief Executive Officer and Chairman of the Board, is not considered independent under Nasdaq rules.

Ms. Chang and Mr. Yoon each serve on both of our compensation committee and our nominating and corporate governance committee, pursuant to the exemptions permitted for a “controlled company” under Nasdaq rules, as described below.

We are a “controlled company” within the meaning of Nasdaq’s corporate governance standards. Under these rules, a “controlled company” may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of our Board consist of independent directors;

•	that our Board have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that our Board have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

We utilize all of the exemptions listed above. As a result, we do not have a majority of independent directors and our nominating and corporate governance committee and compensation committee do not consist entirely of independent directors and such committees are not subject to annual performance evaluations. Accordingly, our shareholders do not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements. In the event that we cease to be a “controlled company” and our common stock continues to be listed on Nasdaq, we will be required to comply with these provisions within the applicable transition periods.

Board Leadership Structure

Our Board combined the roles of Chairman of the Board and Chief Executive Officer. These positions are held by Wade Miquelon, as our President and Chief Executive Officer. The Board has determined that combining these positions will serve the best interests of the Company and its shareholders. The Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the consideration and execution of strategy. The Board believes that the combined position of Chairman and Chief Executive Officer promotes the development of policies and plans, and facilitates information flow between management and the Board, which is essential to effective governance. The Board does not currently have a lead independent director.

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Committees of the Board

The following standing committees of the Board were in existence throughout fiscal 2022: audit committee, compensation committee and nominating and corporate governance committee. Committee memberships noted below reflect committee composition as of April 27, 2022.

  Audit Committee

Members:

Anne Mehlman (chairperson)

Marybeth Hays

and Darrell Webb

Each member of the audit committee qualifies as an independent director under the Nasdaq corporate governance standards and independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Board has determined that Ms. Mehlman qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the SEC.

The audit committee has a charter, which is available at https://investors.joann.com. Under its charter, the audit committee has responsibility for:

•

reviewing the results of the annual audit, accounting principles used in financial reporting, internal auditing procedures, the adequacy of our internal control procedures and the quality and integrity of our financial statements,

•	appointing and reviewing the qualifications and independence of our independent registered public accounting firm,

•	preparing the report required by the SEC for inclusion in our annual proxy,

•	approving audit and non-audit services and fees, and

•	investigating matters related to audit functions.

The audit committee held six meetings in fiscal 2022.

  Compensation Committee

Members:

Lily Chang

John Yoon

The compensation committee has a charter, which is available at https://investors.joann.com. Under its charter, the compensation committee in general has responsibility for:

•	reviewing and approving matters involving executive and director compensation,

•	recommending changes in employee benefit programs,

•	authorizing equity and other incentive arrangements,

•	reviewing Compensation Discussion and Analysis disclosures and preparing compensation committee reports to be included in proxy statements filed under SEC rules,

•	reviewing and considering say-on-pay compensation advisory and risk management matters; and

•	authorizing the Company to enter into employment and other employee related agreements.

As described above, we are a “controlled company” within the meaning of Nasdaq’s corporate governance standards due to LGP’s current level of ownership of the Company. Under the Nasdaq rules, the compensation committee is permitted to avail itself of certain exemptions available to controlled companies and may from time to time delegate authority over certain executive compensation matters to a subcommittee or to one or more Company officers. The compensation committee held one meeting in fiscal 2022.

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  Nominating & Corporate Governance Committee

Members:

Lily Chang,

Darrell Webb

John Yoon

The nominating and corporate governance committee has a charter, which is available at https://investors.joann.com. Under its charter, the nominating and corporate governance committee has responsibility for:

•	assisting our Board in identifying individuals qualified to become board members, consistent with criteria approved by our Board and in accordance with the terms of the Shareholders Agreement,

•	making recommendations for nominees for committees,

•	overseeing the evaluation of the Board and management, and

•	developing, recommending to the Board and reviewing our corporate governance principles.

The nominating and corporate governance committee held one meeting in fiscal 2022.

Director Nomination and Qualifications

Our Bylaws provide that director nominations may be made by, or at the direction of, the Board. The nominating and corporate governance committee is charged with identifying potential Board members and recommending qualified individuals to the Board for its consideration. The nominating and corporate governance committee is authorized to employ third-party search firms to identify potential candidates. In evaluating the suitability of individual candidates (both new candidates and current Board members), the nominating and corporate governance committee considers, among other things:

•	personal and professional integrity, ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	strong finance experience;

•	relevant social policy concerns;

•	experience in the retail industry;

•	experience as a board member of another publicly held company;

•	relevant academic expertise or other proficiency in an area of the Company’s operations;

•	diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members;

•	diversity of background and perspective, including, but not limited to, age, gender, race and specialized experience;

•	practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and

•	any other relevant qualifications, attributes or skills.

In determining whether to recommend a director for re-election, the nominating and corporate governance committee may consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The nominating and corporate governance committee also considers whether individuals satisfy the independence criteria set forth in the Nasdaq listing rules, together with any special criteria applicable to service on various standing committees of the Board.

The nominating and corporate governance committee does not have a formal policy with respect to diversity, however, our Board and the nominating and corporate governance committee believe it is desirable that Board members represent diversity of gender, race and national origin, as well as diversity of viewpoints, background, experience and demographics.

The nominating and corporate governance committee generally identifies nominees by first assessing whether the current members of the Board continue to provide the appropriate mix of knowledge, skills, judgment, experience, diversity, differing viewpoints and other qualities necessary to the Board’s ability to oversee and guide the business and affairs of the Company. When the nominating and corporate governance committee seeks new candidates for director roles, it seeks individuals with qualifications that will complement the experience, skills and perspectives of the other members of the Board.

Candidates for nomination to the Board may be suggested by current directors, management, shareholders or a third-party search firm engaged to assist with director recruitment. Darrell Webb, who is standing for election as a Class I director nominee at the Annual Meeting, was recommended to the nominating and corporate governance committee by LGP.

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Board Diversity Matrix

The nominating and corporate governance committee recognizes that a diverse set of viewpoints and practical experiences enhances the effectiveness of our Board in assessing the challenges and opportunities impacting our business and helping management achieve better outcomes. In evaluating candidates, the nominating and corporate governance committee considers how a candidate’s particular background, experience, qualifications, attributes and skills may complement, supplement or duplicate those of other prospective candidates. The following table is presented in accordance with the requirements of, and in the format prescribed by, Nasdaq Rule 5606.

Board Diversity Matrix (as of April 27, 2022)

Total Number of Directors	7

	Female	Male	Non-Binary	Did Not Disclose

Part I: Gender Identity

Directors	3	4	0	0

Part II: Demographic Background

African American or Black	0	0	0	0

Alaskan Native or Native American	0	0	0	0

Asian	1	1	0	0

Hispanic or Latinx	0	0	0	0

Native Hawaiian or Pacific Islander	0	0	0	0

White	2	3	0	0

Two or More Races or Ethnicities	0	0	0	0

LGBTQ+	0

Did Not Disclose Demographic Background	0

Director Nominations by Shareholders

Our nominating and corporate governance committee will consider candidates for nomination recommended by our shareholders and will evaluate candidates using the same process and criteria as candidates identified by the nominating and corporate governance committee. Shareholder nominations should be submitted in writing to the nominating and corporate governance committee, c/o our Corporate Secretary, JOANN, 5555 Darrow Road, Hudson OH 44236. The full name and address of the proposed candidate, a description of the proposed candidate’s qualifications and any other relevant biographical information should be included in the nomination. The shareholder is required to provide the information about itself and the proposed nominee(s) as indicated in our Bylaws.

Advance Notice Bylaw. The advance notice provision of our Bylaws requires shareholders who nominate candidates to deliver written notice to the Secretary of JOANN not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The advance notice provision requires the shareholder to submit specific information concerning itself and the proposed nominee, including, but not limited to, ownership information, name and address, and appropriate biographical information about and qualifications of the proposed nominee.

The presiding officer of the meeting may refuse to acknowledge a nomination not made in compliance with these requirements. Similar procedures prescribed by the Bylaws are also applicable to shareholders who bring any other business before an annual meeting of the shareholders. See “Submission of Future Shareholder Proposals,” beginning on page 45.

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ITEM 2. RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS JOANN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 28, 2023

The audit committee has appointed Ernst & Young LLP, an independent registered public accounting firm, to audit JOANN’s financial statements for the fiscal year ending January 28, 2023. Ernst & Young LLP and its predecessors have served as our independent registered public accounting firm since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The audit committee has asked the Board to submit to shareholders a proposal to ratify the appointment of Ernst & Young LLP.

Fees Paid to Independent Registered Public Accounting Firm

The following table presents fees for professional audit services rendered by Ernst & Young LLP for fiscal 2022 and fiscal 2021.

	2022	2021
	(in thousands)

Audit fees(1)	$1,198,000	$1,547,125

Audit-related fees(2)	24,100	24,100

Tax fees(3)	79,855	66,280

All other fees	—	—

Total Fees	$1,301,985	$1,637,505

(1)

The audit fees for both 2022 and 2021 were for professional services rendered for the audits of the Company’s annual consolidated financial statements and the review of its quarterly financial statements. In addition, 2021 also included audit fees for professional services rendered in relation to the review of our registration statement and other documents filed with the SEC in connection with our initial public offering.

(2)	Audit-related fees include fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

(3)	Tax fees include fees for tax compliance, tax advice and tax planning services.

The audit committee has adopted policies and procedures for the pre-approval of all permitted non-audit services provided by our independent registered public accounting firm. All permitted non-audit services were pre-approved pursuant to this policy. A description of the policies and procedures appears below.

✔ FOR ALL

The Board unanimously recommends that you vote FOR ratification of the appointment of Ernst & Young LLP as JOANN’s independent registered public accounting firm for the fiscal year ending January 28, 2023, and your proxy will be so voted unless you specify otherwise.

Policy and Procedures for Pre-Approval of Non-Audit Services by Outside Auditors

The audit committee has adopted a policy with respect to pre-approval of certain types of audit and non-audit related services specifically described by the audit committee on an annual basis. In general, the audit committee has pre-approved the provision of certain audit services and audit-related services, in each case up to an annual amount which varies by the type of services. Individual engagements anticipated to exceed such pre-established thresholds must be separately approved. This policy also sets forth certain services that the Company’s independent public accountant is prohibited from providing to the Company. The policy authorizes the audit committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

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REPORT OF THE AUDIT COMMITTEE

The audit committee has reviewed and discussed our audited financial statements with management and Ernst & Young LLP, and has discussed with Ernst & Young LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

Additionally, the audit committee has received the written disclosures and the letter from Ernst & Young LLP, as required by the applicable requirements of the PCAOB regarding Ernst & Young’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence from JOANN.

Based upon such review and discussion, the audit committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 for filing with the SEC.

Submitted by the audit committee,

Anne Mehlman (Chair)

Marybeth Hays

Darrell Webb

The preceding Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed, incorporated by reference into, or part of any filing made by us (including any future filings) with the SEC, notwithstanding any general statement contained in any such filing incorporating this report by reference, except to the extent we incorporate such report by specific reference.

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ITEM 3. SHAREHOLDER ADVISORY VOTE TO APPROVE THE COMPENSATION OF JOANN’S NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking shareholders to cast an advisory (non-binding) vote to approve the compensation of our named executive officers (the “Named Executive Officers” or “NEOs”), as disclosed pursuant to SEC rules, including in the CD&A, the executive compensation tables and related compensation disclosures included in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views about the compensation we pay to our Named Executive Officers, as described in this proxy statement. The vote is not intended to address any specific items of Named Executive Officer compensation, but rather to address our overall approach to the compensation of our Named Executive Officers described in this proxy statement.

The text of the resolution to be approved is as follows:

RESOLVED, that, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and related narratives and descriptions of our Proxy Statement for the 2022 Annual Meeting, is hereby APPROVED.

The Board believes that our executive compensation program is designed appropriately and is working effectively to help ensure that we compensate our Named Executive Officers for the achievement of annual and long-term performance goals that will enhance shareholder value. Before you vote, please review the sections captioned “Compensation Discussion and Analysis” and “Compensation of Our Named Executive Officers” below. These sections describe our Named Executive Officer pay programs and the rationale behind the decisions made by our Board and compensation committee.

We have designed our executive compensation structure to attract, motivate, and retain executives with the skills required to formulate and implement our strategic business objectives and deliver on our commitment to build long-term shareholder value. We believe that our executive compensation program is competitive, strongly focused on pay-for-performance principles and appropriately balanced between risk and rewards.

You may vote “FOR” or “AGAINST” the resolution or abstain from voting on the resolution. The result of the say-on-pay vote will not be binding on us or our Board; however, the Board values the views of our shareholders. The Board and the compensation committee will review the results of the vote and expect to take them into consideration in addressing future compensation policies and decisions. Further, if the Board determines that the say-on-pay advisory vote will occur every year, we expect to hold the next such say-on-pay vote at our 2023 annual meeting of shareholders.

If no voting specification is made on a properly returned or voted proxy card, the proxies named on the proxy card will vote “FOR” the approval, on an advisory basis, of the compensation of JOANN’s Named Executive Officers as disclosed in this proxy statement and described in this Item 3.

✔ FOR ALL	The Board unanimously recommends that you vote FOR the approval, on an advisory basis, of the compensation of the Named Executive Officers as disclosed in this proxy statement.

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ITEM 4. SHAREHOLDER ADVISORY VOTE TO APPROVE THE FREQUENCY FOR FUTURE SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF JOANN’S NAMED EXECUTIVE OFFICERS

As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking you to cast an advisory (non-binding) vote recommending the frequency with which we should hold future say-on-pay advisory votes to approve the compensation of the Named Executive Officers.

This advisory vote, commonly known as a “frequency” or “say-when-on-pay” vote, gives you the opportunity to express your views about how frequently (but at least once every three years) we should conduct future say-on-pay votes. You may vote for future say-on-pay votes to be held “EVERY YEAR,” “EVERY TWO YEARS,” or “EVERY THREE YEARS” or abstain from voting in response to this proposal. We are required to hold a frequency vote at least once every six years. The next frequency vote is expected to take place at our 2028 Annual Meeting of Shareholders.

After considering the benefits and consequences of each option for the frequency of future say-on-pay votes, the Board has determined that an annual (EVERY YEAR) say-on-pay vote is the most appropriate alternative for the Company. Therefore, the Board recommends that you vote for conducting future say-on-pay votes “EVERY YEAR”.

We believe you should vote “FOR” us to conduct say-on-pay votes EVERY YEAR (one year) for the following reasons:

•	a say-on-pay vote EVERY YEAR provides shareholders with the most immediate and direct way to provide input with respect to the Company’s executive compensation arrangements;

•	a say-on-pay vote EVERY YEAR promotes the highest degree of transparency regarding our executive compensation structure;

•	a say-on-pay vote EVERY YEAR is consistent with best practices and good corporate governance; and

•	many of the leading shareholder advisory firms and institutional shareholders support a say-on-pay vote EVERY YEAR.

For these reasons, the Board unanimously recommends that shareholders vote for us to conduct future say-on-pay advisory votes “EVERY YEAR.” We understand that shareholders may have different views as to what the most desirable frequency is, and we look forward to hearing from shareholders on this matter. The proxy card provides shareholders with the opportunity to choose among four options (holding the vote “EVERY YEAR,” “EVERY TWO YEARS” or “EVERY THREE YEARS,” or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board. The frequency option that receives the highest number of votes cast by shareholders will be deemed to be the frequency for future say-on-pay advisory votes that has been recommended by shareholders. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board will continue to review this issue as circumstances evolve over time and may decide that it is in the best interests of the shareholders and the Company to hold future say-on-pay advisory votes more or less frequently than the option recommended by shareholders.

✔ FOR ALL

The Board unanimously recommends a vote in favor of the option of EVERY YEAR as the preferred frequency with which we should conduct future say-on-pay votes. Properly dated and signed proxies will be so voted, unless shareholders specify otherwise.

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COMPENSATION DISCUSSION AND ANALYSIS

Introduction

JOANN is the nation’s category leader in sewing and fabrics (what we refer to as Sewing) and one of the fastest growing competitors in the arts and crafts category. Our industry is currently experiencing robust product demand in response to multiple themes that have been further solidified during the COVID-19 pandemic, such as heightened do-it-yourself customer behavior, amplified participation from both new and existing customers and increased digital engagement. As a well-established and trusted brand for over 75 years, we believe we have a deep understanding of our customers, what inspires their creativity and what fuels their incredibly diverse projects. Since 2016, we have embarked on a strategy to transform JOANN, which has helped us pivot from a traditional retailer to a fully-integrated, digitally-connected provider of Creative Products.

In this Compensation Discussion and Analysis, or CD&A, set forth below, we provide an overview and analysis of the compensation awarded to or earned by our Named Executive Officers identified in the Summary Compensation Table below during fiscal 2022, including the elements of our compensation program for Named Executive Officers, material compensation decisions made under that program for fiscal 2022 and the material factors considered in making those decisions. Our Named Executive Officers for fiscal 2022, which consist of our principal executive officer, our principal financial officer and our other three most highly compensated executive officers serving at the end of fiscal 2022 (collectively the “Named Executive Officers” or “NEOs”), are:

Name	Current Title

Wade Miquelon	President, Chief Executive Officer and Director

Matthew Susz	Executive Vice President, Chief Financial Officer

Janet Duliga	Executive Vice President, Chief Administrative Officer

Christopher DiTullio	Executive Vice President, Chief Customer Officer

Robert Will	Executive Vice President, Chief Merchandising Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we have adopted may differ materially from the currently planned programs summarized in this discussion.

Executive Summary

Summary of Fiscal 2022 Financial and Operational Results

At the end of fiscal 2022, we completed our first full year as a public company since our initial public offering in early 2021. We achieved a number of critical milestones in fiscal 2022 that we expect will underpin our continued growth longer term. Despite significant supply chain headwinds and disruptions, our top-line improved compared to pre-pandemic levels. Even after fully absorbing close to $60 million of higher ocean freight costs this past year, our gross profit improved over fiscal 2020 (a two-year comparison). Heading into fiscal 2023, we are excited about a number of new growth initiatives, including our joint venture with Singer, our recent acquisition of WeaveUp, and our latest strategic partnership with the JDM group, through which we’ve launched a B2B platform that will enable us to sell products through wholesale and other retail channels.

In assessing our performance, we believe stockholders should consider a variety of performance and financial measures compared to fiscal 2020 (a two-year comparison):

•	Net sales increased by 7.9% to $2.4 billion and comparable sales grew by 8.3% compared to fiscal 2020;

•

Gross profit (sales minus the cost of sales) increased by 10% compared to fiscal 2020, and gross profit increased by approximately 14% from fiscal 2020 after adjusting for $46.6 million of excess ocean freight and related supply chain costs;

•	Gross margin of 50.2% improved by approximately 90 basis points compared to fiscal 2020;

•	We achieved net income of $56.7 million, an increase of $603.3 million compared to fiscal 2020;

•	We added 6.4 million new customers to our database, and 85% of such new customers were acquired through digital channels (our customer database has grown by 42% over the past three years); and

•	We refinanced our term loan and revolving credit facility under more favorable pricing terms and extended debt maturities.

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Summary of Key Compensation Decisions and Outcomes for Fiscal 2022

In light of our fiscal 2022 financial and operational results, the following is a summary of the key compensation decisions and actions for fiscal 2022 for our Named Executive Officers:

•	Annual base salary rates were increased by the following amounts: Mr. Miquelon, 0%; Mr. Susz, 4.1%; Ms. Duliga, 3.4%; Mr. DiTullio, 7.0%; and Mr. Will, 10.6%;

•

Based on our actual Credit Facility Adjusted EBITDA results for fiscal 2022 (as further described below), our Named Executive Officers earned no payment under our fiscal 2022 cash-based short-term incentive compensation program;

•	Our Named Executive Officers were granted discretionary bonuses equal in value to 25% of their annual award opportunities under the cash-based short-term incentive compensation program; and

•	Our Named Executive Officers received grants of service-based stock options and restricted stock units in connection with our March 2021 initial public offering.

Fiscal 2022 Named Executive Officer Compensation Program

Compensation Philosophy and Objectives

Our Named Executive Officer compensation program has been designed to motivate, reward, attract and retain high caliber management deemed essential to ensure our success. The program seeks to align Named Executive Officer compensation with our short-and long-term objectives, business strategy and financial performance. Our compensation objectives are designed to support these goals by delivering market-reflective competitive salaries, rewarding leadership for delivering on our business strategy, and providing incentive vehicles to connect the executives to the whole company performance. Our compensation programs for our Named Executive Officers have historically been weighted towards rewarding both short- and long-term performance incentives through a mix of cash and equity compensation, providing our Named Executive Officers with an opportunity to share in the appreciation of our business over time.

We expect and design our compensation philosophy to reflect the following general principles:

•	support our long-term sustainable business growth through attracting and retaining the most innovative, effective, and engaged leaders;

•	apply consistent principles that support ethical leadership of JOANN in the highly competitive retail landscape;

•	consider the marketplace, JOANN performance, and individual contributions when making decisions; and

•	create incentives that entice the Named Executive Officers to achieve JOANN’s goals to drive long-term sustainable value for all our stakeholders.

We maintain an annual cash incentive program providing for payouts based on the achievement of Company performance objectives. We also sponsor an equity plan for the grant of equity incentives, pursuant to which we make grants to employees including our Named Executive Officers. These incentive programs are designed to reward achievement of our short-term and long-term business objectives while promoting executive retention and reinforcing executive interest in JOANN and its performance.

We utilize short- and long-term incentive compensation as a key component of our compensation philosophy. As JOANN grows, we intend to continue our emphasis on “at-risk” compensation based on the achievement of objective performance

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objectives in order to drive superior Named Executive Officer achievement and appropriately align the compensation interests of our Named Executive Officers with the investment interests of our shareholders. We believe that our variable cash incentive programs should emphasize contributions towards company financial performance, where performance that fails to meet established goals should not be rewarded. Accordingly, if applicable performance goals are not achieved, Named Executive Officers generally do not receive cash incentive payments in respect of that fiscal year.

Below are highlights of what we do and do not do:

What We Do

Emphasize company performance-based, at risk compensation

Emphasize the use of stock options to promote executive retention and reward long-term value creation

Offer market-competitive benefits for Named Executive Officers that are generally consistent with the benefits provided to the rest of our team members

Engage an independent compensation consultant to advise our Board on compensation levels and practices

What We Do NOT Do

Do not grant uncapped guaranteed equity compensation

Do not provide significant perquisites

Do not provide any compensation-related tax gross-ups

Do not reprice our stock option awards (our 2021 Plan expressly forbids reducing the exercise price of underwater options without shareholder approval)

We expect that our compensation program will continue to emphasize performance-based cash incentive and equity compensation.

Role of Directors and Management in Determining Executive Compensation

In making executive compensation determinations for fiscal 2022, our Board worked in conjunction with our chief executive officer (“Chief Executive Officer” or “CEO”) (other than with respect to his own compensation) to design and administer our executive compensation programs, including our cash incentive plan, in a manner that aligns with our overall compensation philosophy, as discussed above. During fiscal 2022, our Board and our Chief Executive Officer (other than with respect to his own compensation), made compensation decisions with respect to our NEOs, including setting the base cash compensation levels for the NEOs and determining the amounts of stock option awards granted to our NEOs during fiscal 2022. We expect that our Board, in consultation with our CEO (other than with respect to his own compensation), will continue to administer the executive compensation program and make future compensation decisions with respect to our NEOs.

Role of Compensation Consultant in Determining Executive Compensation

Historically, we have not engaged the services of an executive compensation advisor in reviewing and establishing our compensation programs and policies. In connection with our preparation for our fiscal 2022 initial public offering and designing our go-forward compensation programs as a publicly-held company, the Company engaged Pay Governance, an independent compensation consulting firm, to provide executive compensation advisory services, to provide survey and comparative compensation information and provide guidance in designing our compensation program.

After our initial public offering in early fiscal 2022, the Board continued its retention of Pay Governance as its independent compensation consultant. Pay Governance was retained as the advisor to the Company based on their experience with similarly sized companies, including many companies newly entering or returning to the public markets. The Board has assessed the independence of Pay Governance, as required under Nasdaq listing rules. The Board has also considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, as amended, that could give rise to a potential conflict of interest with respect to Pay Governance. Based on this review, the Company is not aware of any conflict of interest that has been raised by the work performed by Pay Governance.

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Among other matters, Pay Governance assisted in fiscal 2022 with establishment of our initial peer group, and a review of overall executive compensation, including base salary, short-term and long-term incentives. Our Board expects to continue to utilize Pay Governance periodically for comparative compensation information and peer group analysis as part of determining and developing compensation packages for our NEOs and directors.

Our initial peer group was determined based primarily on the following considerations: public companies listed on major U.S. stock exchanges, subject to U.S. securities disclosure rules and similar in size (based generally on revenue, market capitalization, and/or enterprise value) and industry to JOANN, plus companies with whom we compete for talent. While we expect to continue to review and update the peer group for future fiscal years, due to our initial public offering in early fiscal 2022, the peer group did not have a material impact on the compensation decisions made for our NEOs for fiscal 2022.

Fiscal Year 2022 Peer Group

Tractor Supply Company	Advance Auto Parts, inc.

DICK’S Sporting Goods, Inc.	Foot Locker, Inc.

Williams-Sonoma, Inc.	Ulta Beauty, Inc.

Academy Sports and Outdoors, Inc.	Signet Jewelers Limited

Sally Beauty Holdings, Inc.	Designer Brands Inc.

Party City Holdco Inc.	Five Below Inc.

National Vision Holdings, Inc.	At Home Group Inc.

Chico’s FAS, Inc.	Leslie’s, Inc.

Big 5 Sporting Goods Corporation	The Container Store Group, Inc.

Kirkland’s, Inc.

Principal Elements of Our Named Executive Officer Compensation Program

Historically, and for fiscal 2022, our Named Executive Officer compensation program consisted of the following elements, each established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features

Base Salary	Attracts and retains key talent by providing base cash compensation at competitive levels

Cash-Based Incentive Compensation	Provides short-term incentives based on Company’s annual performance

Equity-Based Compensation	Attracts and retains key talent by providing vehicles to plan for the future

Deferred Compensation Opportunity and Other Retirement Benefits	Creates clarity around termination or change of control events and provide for retention of executives

Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Creates clarity around termination or change of control events and provide for retention of executives

Health and Welfare Benefits	Offers market-competitive benefits

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Fiscal 2022 Named Executive Officer Compensation

CEO	Other NEOs

Fiscal 2022 Base Salaries

The base salaries of our NEOs are an important part of their total compensation package, and are intended to reflect their respective positions, duties and responsibilities. Base salary is a visible and stable fixed component of our compensation program. Base salaries for our NEOs were initially established through a variety of factors, including evaluations of the talent market for that role using survey information, peer group data, market comparisons for competitive talent, recommendations of executive recruiters, and discussion and approval of the Board in consultation with our Chief Executive Officer and/or Chief Administrative Officer at the time an executive was hired. We intend to continue to evaluate the mix of base salary, short-term incentive compensation and long-term incentive compensation to appropriately align the interests of our NEOs with those of our shareholders.

NEO	Fiscal 2021 Base Salary Rates	Fiscal 2022 Base Salary Rates

Wade Miquelon	$825,000	$825,000

Matt Susz	$456,125	$475,000

Janet Duliga	$439,875	$455,000

Christopher DiTullio	$444,080	$475,000

Robert Will	$429,525	$475,000

Upon the consummation of our initial public offering on March 12, 2021, the base salaries for Messrs. Susz, DiTullio and Will were each increased from fiscal 2021 levels to $475,000 based on market comparisons for public company officers in similar roles. In addition, effective as of May 2, 2021, Ms. Duliga received a merit increase to $455,000.

Fiscal 2022 Short-Term Incentive Plan

We consider annual cash incentive awards to be an important component of our total compensation program and provides incentives necessary to retain the Named Executive Officers. For fiscal 2022, JOANN maintained a cash-based short-term incentive compensation program in which certain team members, including our NEOs, participate (the “STI Plan”). The STI Plan was based on the achievement of the following Credit Facility Adjusted EBITDA (as defined below) targets, which were calculated consistently with our credit facilities:

Credit Facility Adjusted EBITDA Goal	Credit Facility Adjusted EBITDA (in millions)

Threshold (25% payout)	$265

Target (100% payout)	$275

Maximum (200% payout)	$305

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Each NEO is eligible to receive an annual performance-based cash incentive payout based on a specified target annual bonus award amount, expressed as a percentage of the NEO’s base salary. Payments were determined based on linear interpolation between threshold and target, and target and maximum performance levels, as follows:

Financial Goal Achievement (in millions)	Percentage of Target Annual Cash Incentive Earned

Below $265	0%

$265	25% of the Target Incentive

$265-$275	25% - 100% of the Target Incentive

$275	100% of the Target Incentive

$275-$305	100% - 200% of the Target Incentive

For purposes of the STI Plan, we use adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) calculated in accordance with our asset-based revolving credit facility agreement, as amended, and senior secured term loan facility (“Credit Facility Adjusted EBITDA”) as our financial performance metric. Credit Facility Adjusted EBITDA is itself defined as our EBITDA plus pre-opening and closing costs excluding loss on disposal of fixed assets, calculated consistently with our Adjusted EBITDA, and our Adjusted EBITDA is defined as our EBITDA with additional adjustments as reported in the Company’s financial statements. Credit Facility Adjusted EBITDA is a non-GAAP measure. In particular, we define Adjusted EBITDA as net income (loss) plus income tax provision, interest expense, net and depreciation and amortization, as further adjusted to eliminate the impact of certain non-cash items and other items that we do not consider indicative of our ongoing operating performance, including debt related loss (gain), gains on sale leasebacks, costs related to strategic initiatives, COVID-19 costs, technology development expense, stock-based compensation expense, loss on disposal and impairment of fixed and operating lease assets, goodwill and trade name impairment, sponsor management fees and other one-time costs.

In fiscal 2022, our NEOs participated in our annual cash incentive bonus program at the following target percentages of base salary:

NEO	Target Percentage

Wade Miquelon	100%

Matt Susz	50%

Janet Duliga	50%

Christopher DiTullio	50%

Robert Will	50%

For fiscal 2022, our Board determined our Credit Facility Adjusted EBITDA to be $251.3 million. Accordingly, no payout was earned under the STI Plan. However, the Board awarded a discretionary bonus to each NEO of 25% of his or her respective target annual incentive for fiscal 2022.

The actual annual cash incentive paid to each NEO for fiscal 2022 performance is set forth below in the Fiscal 2022 Summary Compensation Table in the “Bonus” column.

While we provide details of our incentive programs, financial targets disclosed in these discussions are done so in the limited context of our incentive plans; they are not statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Fiscal 2022 Equity Awards

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates a long-term investment rewarding time and effort among our employees, including our Named Executive Officers, that provides an incentive to contribute to the continued growth and development of our business. In addition, equity awards help align the compensation interests of our employees, including the Named Executive Officers, with the investment interests of our shareholders. To do this effectively, we use stock options as a key equity incentive vehicle. Because our Named Executive Officers are able to benefit from stock options only if the market price of our common stock increases relative to the option’s exercise price, we believe stock options provide meaningful incentives to our Named

24

Executive Officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goal of increasing long-term shareholders value by tying the value of the stock options to our future performance. Going forward, we may use stock options, restricted stock units, and other types of equity-based awards, as we deem appropriate, to offer our team members, including our NEOs, long-term equity incentives that align their interests with the long-term interests of our shareholders.

We do not currently have any formal policy for determining the number of equity-based awards to grant to NEOs.

In connection with our initial public offering in early 2021, we adopted our 2021 Equity Incentive Plan, (the “2021 Plan”), to facilitate the grant of cash and equity incentives to directors, team members (including our Named Executive Officers) and consultants of the Company and certain of its affiliates. These awards are intended to enable the Company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. In connection with our initial public offering, we granted stock options and restricted stock unit awards under the 2021 Plan to certain of our employees, including our NEOs, and with respect to an aggregate of 766,093 shares of our common stock that will be subject to such awards. All of these awards were adjusted to give effect to the 85.8808880756715-for-1.0 stock split in connection with the offering.

Of the grant-date value of each named executive officer’s awards, approximately 1/3 were granted in the form of restricted stock units and approximately 2/3 were granted in the form of nonqualified stock options with an exercise price equal to the offering price of $12.00. The number of options was determined by multiplying the number of restricted stock units to be awarded to each grantee by six which approximated the Black-Scholes methodology value as of the grant date. The restricted stock unit awards will vest in three ratable annual installments on each of the first three anniversaries of the grant date and the stock options will vest in four ratable annual installments on each of the first four anniversaries of the grant date, in each case subject to the executive’s continued service through the applicable vesting date.

The following table shows the aggregate number of shares of our common stock subject to the equity awards granted to our named executive officers in connection with our initial public offering:

NEO	Restricted Stock Units	Stock Options

Wade Miquelon	38,671	232,031

Matt Susz	9,895	59,375

Janet Duliga	9,166	55,000

Christopher DiTullio	9,895	59,375

Robert Will	9,895	59,375

Perquisites and Other Benefits

We provide select perquisites to our NEOs to aid in the performance of their respective duties and to provide competitive compensation with executives with similar positions and levels of responsibilities. For fiscal 2022, an annual executive health physical exam was offered to all of our NEOs, but the benefit was not used. In addition, each of our NEOs other than Mr. Miquelon received a monthly cell phone allowance.

No Tax Gross-Ups

We do not generally provide any tax “gross-ups” to our NEOs.

Health/Welfare Plans

All of our full-time team members, including our NEOs, are eligible to participate on essentially the same terms and conditions in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	health savings account;

•	short-term and long-term disability insurance; and

•	basic, supplemental, spousal, and dependent life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our NEOs.

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401(k) Plan

We currently maintain a 401(k) retirement savings plan for our team members, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on essentially the same terms as our other employees. They are eligible to contribute up to 2% of their eligible compensation on a pre-tax basis through contributions to the 401(k) plan, subject to applicable annual tax code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) plan permits us to make matching contributions to eligible participants. We match contributions made by participants in the 401(k) plan who are highly compensated employees up to 1% of the employee contributions if they contribute 2%. Company matching contributions vest in three ratable installments beginning with the second year of the participant’s service such that contributions are vested following four years of completed service. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our team members, including our NEOs, in accordance with our compensation policies.

Other Retirement Plans

We also offer a nonqualified deferred compensation plan, the Jo-Ann Stores, Inc. Deferred Compensation Plan, with a match of up to 2% to highly compensated employees, including our NEOs. The purpose of this plan is for participants to benefit from tax advantages by deferring a greater percentage of their compensation (and current income taxes) than is allowed by the IRS in a qualified retirement plan, such as our 401(k) plan. Participants, including our NEOs, may defer up to 75% of their salary and/or up to 100% of their cash bonus Company matching contributions vest in three ratable installments beginning after two full years of service such that contributions are vested following four years of completed service.

Participants are generally eligible to receive distributions of their accounts upon a separation from service from the Company or due to their death or disability.

Severance and Other Benefits Payable Upon Termination of Employment or Change in Control

Our NEOs are party to severance agreements and equity award arrangements with us, pursuant to which they are entitled to receive certain benefits upon qualifying terminations and/or following a change in control. See “—Named Executive Officer Employment or Severance Agreements” below for more information about these agreements and “—Potential Payments Upon Termination or Change in Control” for additional information regarding these benefits.

Anti-hedging/Anti-pledging Policy

JOANN considers it inappropriate for any officers, directors and employees of the Company and its subsidiaries to engage in any transaction in which they may profit from short-term speculative swings in the value of JOANN’s securities or pledge JOANN’s stock in lending transactions. Under the Company’s Insider Trading Compliance Policy, officers, directors and employees of the Company and its subsidiaries are prohibited from engaging in the following types of transactions involving Company securities:

•	short sales, meaning sales of securities that are not then owned and sales with delayed delivery;

•	transactions in options, such as puts, calls and other derivative securities;

•	purchasing Company securities on margin and pledging Company securities to secure margin or other loans; and

•

hedging transactions, meaning purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities or that otherwise reduces or eliminates the economic consequences of the ownership of a security.

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COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Fiscal 2022 Summary Compensation Table

The following table summarizes the total compensation paid to or earned by the NEOs in fiscal 2022 and 2021:

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(5)	Total ($)

Wade Miquelon	2022	825,000	206,250	464,052	932,765	—	3,791	2,431,858

President and Chief Executive Officer	2021	825,000	337,261	—	90,012	2,475,000	5,645	3,732,918

Matt Susz	2022	472,533	59,116	118,740	238,688	—	24,968	914,044

Executive Vice President, Chief Financial Officer	2021	450,562	364,900	—	42,863	547,350	13,910	1,419,585

Janet Duliga	2022	450,928	56,402	109,992	221,100	—	24,149	862,571

Executive Vice President, Chief Administrative Officer	2021	432,437	351,900	—	42,863	527,850	24,140	1,379,190

Christopher DiTullio	2022	470,957	58,950	118,740	238,688	—	4,609	891,944

Executive Vice President, Chief Customer Officer	2021	435,540	355,264	—	42,863	532,896	5,059	1,371,622

Robert Will	2022	469,054	58,750	118,740	238,688	—	1,684	886,915

Executive Vice President, Chief Merchandising Officer	2021	422,263	343,620	—	42,863	515,430	11,658	1,335,834

(1)

The amounts reported in the “Salary” column for fiscal 2022 include amounts deferred into our 401(k) plan by the NEOs for fiscal 2022 as follows: Mr. Miquelon, $5,800; Mr. Susz, $5,828; Ms. Duliga, $5,822; Mr. DiTullio, $5,848; and Mr. Will, $0. For additional information about the NEOs’ base salaries, see “Fiscal 2022 Named Executive Officer Compensation—Fiscal 2022 Base Salaries” above under the CD&A.

(2)

The amounts reported in the “Bonus” column for fiscal 2022 reflect discretionary bonuses paid to the NEOs for their performance during fiscal 2022, as subjectively determined by the compensation committee. For additional information about these payments, see “Fiscal 2022 Named Executive Officer Compensation—Fiscal 2022 Short-Term Incentive Plan” above under the CD&A.

(3)

The amounts reported for fiscal 2022 reflect the aggregate grant date fair value of restricted stock unit awards granted during fiscal 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEOs. Assumptions used in the calculation of these amounts for fiscal 2022 are included in Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2022. For additional information about these equity awards, see “Fiscal 2022 Named Executive Officer Compensation—Fiscal 2022 Equity Awards” above under the CD&A.

(4)

Amounts reported for fiscal 2022 reflect the aggregate grant date fair value of stock options granted during fiscal 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. Assumptions used in the calculation of these amounts for fiscal 2022 are included in Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended January 29, 2022. For additional information about these equity awards, see “Fiscal 2022 Named Executive Officer Compensation—Fiscal 2022 Equity Awards” above under the CD&A.

(5)	Amounts reported for fiscal 2022 reflect:

•	for Mr. Miquelon: (a) a $2,900 401(k) plan Company matching contribution; and (b) life insurance premiums equal to $891 paid by the Company on Mr. Miquelon’s behalf;

•

for Mr. Susz: (a) a $2,914 401(k) plan Company matching contribution; (b) life insurance premiums equal to $511 paid by the Company on Mr. Susz’s behalf; (c) a $20,398 contribution made by the Company to the non-qualified deferred compensation plan account of Mr. Susz; and (d) a $100 monthly cell phone allowance;

•

for Ms. Duliga: (a) a $2,911 401(k) plan Company matching contribution; (b) life insurance premiums equal to $487 paid by the Company on Ms. Duliga’s behalf; (c) an $19,576 contribution made by the Company to the non-qualified deferred compensation plan account of Ms. Duliga; and (d) a $100 monthly cell phone allowance;

•

for Mr. DiTullio: (a) a $2,924 401(k) plan Company matching contribution; (b) life insurance premiums equal to $510 paid by the Company on Mr. DiTullio’s behalf; and (c) a $100 monthly cell phone allowance; and

•	for Mr. Will: (a) life insurance premiums equal to $509 paid by the Company on Mr. Will’s behalf; and (b) a $100 monthly cell phone allowance.

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Grants of Plan-Based Awards in Fiscal 2022

The following table provides information regarding all grants of plan-based awards to our NEOs occurring during fiscal 2022:

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)

Wade Miquelon	N/A(1)	206,250	825,000	1,650,000	—	—	—	—

	03/11/2021	—	—	—	—	232,031	12.00	932,765

	03/17/2021	—	—	—	38,671	—	—	464,052

Matt Susz	N/A(1)	59,375	237,500	475,000	—	—	—	—

	03/11/2021	—	—	—	—	59,375	12.00	238,688

	03/17/2021	—	—	—	9,895	—	—	118,740

Janet Duliga	N/A(1)	56,875	227,500	455,000	—	—	—	—

	03/11/2021	—	—	—	—	55,000	12.00	221,100

	03/17/2021	—	—	—	9,166	—	—	109,992

Christopher DiTullio	N/A(1)	59,375	237,500	475,000	—	—	—	—

	03/11/2021	—	—	—	—	59,375	12.00	238,688

	03/17/2021	—	—	—	9,895	—	—	118,740

Robert Will	N/A(1)	59,375	237,500	475,000	—	—	—	—

	03/11/2021	—	—	—	—	59,375	12.00	238,688

	03/17/2021	—	—	—	9,895	—	—	118,740

(1)

Each of the NEOs was granted a cash incentive award opportunity under the STI Plan for fiscal 2022 based on the achievement of specified Credit Facility Adjusted EBITDA performance goals. For additional discussion of these payment opportunities and actual results, see “—Cash-Based Incentive Compensation—Short-Term Incentive Plan” and the Fiscal 2022 Summary Compensation Table above.

(2)

On March 17, 2021, each of the NEOs received a grant of restricted stock units under the 2021 Plan. The restricted stock units generally vest in substantially equal annual installments over a period of three years, subject to the executive’s continued service through the applicable vesting dates.

(3)

On March 11, 2021, each of the NEOs received a stock option grant under the 2021 Plan. The options generally vest in substantially equal annual installments over a period of four years, subject to the executive’s continued service through the applicable vesting dates.

(4)

Amounts reflect the grant date fair values of the stock awards and option awards granted during fiscal 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the NEO.

For further discussion of these equity awards, see “Fiscal 2022 Named Executive Officer Compensation—Fiscal 2022 Equity Awards” above under the CD&A.

Named Executive Officer Employment or Severance Agreements

We are a party to an individual employment agreement with our President and Chief Executive Officer (the “CEO Agreement”) and to severance agreements with our other NEOs. The following section provides information concerning the general terms of our Chief Executive Officer’s employment agreement. For more information about the severance agreements and compensation and benefits payable under the employment agreement and the severance agreements for certain terminations or departure scenarios, please see “—Potential Payments Upon Termination or Change in Control” below.

In January 2019, we entered into an employment agreement with Mr. Miquelon providing for his employment as our President and Chief Executive Officer, as well as an amended and restated severance agreement providing for severance payments and benefits upon certain qualifying terminations of Mr. Miquelon’s employment, which we refer to as the CEO Agreement. The CEO Agreement provides for a five-year term of employment, subject to earlier termination pursuant to the terms of the CEO Agreement.

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Pursuant to the CEO Agreement, Mr. Miquelon was entitled to an initial annual base salary of $825,000. The CEO Agreement also provides that Mr. Miquelon is eligible to receive an annual performance-based cash bonus, with a target bonus opportunity equal to 100% of his annual base salary and a maximum annual incentive opportunity of 200% of Mr. Miquelon’s target bonus opportunity. The CEO Agreement also provided for an additional option grant to Mr. Miquelon to purchase 223,290 shares of common stock

Outstanding Equity Awards at Fiscal 2022 Year-End Table

The following table summarizes the outstanding stock options and restricted stock units held by our NEOs as of January 29, 2022:

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

Wade Miquelon	04/04/2016	(1)	343,523	—	6.99	04/04/2026	—	—
	03/21/2019	(1)	89,316	133,974	11.18	03/21/2029	—	—
	04/06/2020	(1)	—	180,349	1.17	04/06/2030	—	—
	03/11/2021	(2)	232,031	—	12.00	03/11/2031	—	—
	03/17/2021	(3)	—	—	—	—	38,671	388,257

Matt Susz	04/20/2016	(1)	42,940	—	6.99	04/20/2026	—	—
	06/28/2018	(1)	25,764	17,176	10.08	06/28/2028	—	—
	03/21/2019	(1)	42,940	64,410	11.18	03/21/2029	—	—
	04/06/2020	(1)	—	85,880	1.17	04/06/2030	—	—
	03/11/2021	(2)	59,375	—	12.00	03/11/2031	—	—
	03/17/2021	(3)	—	—	—	—	9,895	99,346

Janet Duliga	02/23/2016	(1)	117,227	—	6.99	02/23/2026	—	—
	03/21/2019	(1)	30,402	45,602	11.18	03/21/2029	—	—
	04/06/2020	(1)	—	85,880	1.17	04/06/2030	—	—
	03/11/2021	(2)	55,000	—	12.00	03/11/2031	—	—
	03/17/2021	(3)	—	—	—	—	9,166	92,027

Christopher DiTullio	06/01/2016	(1)	117,226	—	8.85	06/01/2026	—	—
	03/21/2019	(1)	30,402	45,602	11.18	03/21/2029	—	—
	04/06/2020	(1)	—	85,880	1.17	04/06/2030	—	—
	03/11/2021	(2)	59,375	—	12.00	03/11/2031	—	—
	03/17/2021	(3)	—	—	—	—	9,895	99,346

Robert Will	09/13/2016	(1)	117,226	—	8.85	09/13/2026	—	—
	03/21/2019	(1)	30,402	45,602	11.18	03/21/2029	—	—
	04/06/2020	(1)	—	85,880	1.17	04/06/2030	—	—
	03/11/2021	(2)	59,375	—	12.00	03/11/2031	—	—
	03/17/2021	(3)	—	—	—	—	9,895	99,346

(1)

Each of these stock option grants generally vests in annual installments over a period of five years, with 40% of the shares covered by such option vesting on the two-year anniversary of the vesting commencement date, and an additional 20% vesting on each of the following three anniversaries thereof, subject to the executive’s continued service through the applicable vesting dates.

(2)

These stock options generally vest in substantially equal annual installments over a period of four years from the date of grant, subject to the executive’s continued service through the applicable vesting dates.

(3)

These restricted stock units generally vest in substantially equal annual installments over a period of three years from the date of grant, subject to the executive’s continued service through the applicable vesting dates.

(4)	These amounts were calculated based upon the closing price of our common stock on January 28, 2022 of $10.04 per share.

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Fiscal 2022 Option Exercises and Stock Vested Table

The following table summarizes the stock options exercised by our NEOs during fiscal 2022:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Wade Miquelon	—	—	—	—

Matt Susz	117,227	764,320	—	—

Janet Duliga	—	—	—	—

Christopher DiTullio	—	—	—	—

Robert Will	—	—	—	—

(1)

The value realized on the exercise of stock options is the difference between the exercise price and the fair market value (closing price, or most recent closing price) of our common stock on the date of exercise.

Fiscal 2022 Nonqualified Deferred Compensation Table

We maintain a nonqualified deferred compensation plan for a select group of our highly compensated employees, in which plan all of our NEOs are eligible to participate. The following table contains information regarding the nonqualified deferred compensation plan for fiscal 2022:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)

Wade Miquelon	—	—	—	—	—

Matt Susz	45,521	20,398	26,286	47,313	522,951

Janet Duliga	70,822	19,576	4,917	—	229,927

Christopher DiTullio	—	—	—	—	—

Robert Will	—	—	—	—	—

(1)	The amounts reported for our NEOs in this column are included in the “Salary” column of the Fiscal 2022 Summary Compensation Table above.

(2)	The amounts reported for our NEOs in this column are included in the “All Other Compensation” column of the Fiscal 2022 Summary Compensation Table above.

(3)	These amounts are not reported in the Fiscal 2022 Summary Compensation Table above.

(4)

Of the amount reported in this column, $29,314 for Mr. Susz and $25,947 for Ms. Duliga were previously reported as compensation in Summary Compensation Tables included in prior years’ proxy statements.

As reflected in the table above, we maintain a nonqualified deferred compensation plan, the Jo-Ann Stores, Inc. Deferred Compensation Plan, with a match of up to 2% to participating highly compensated employees, including our NEOs. The purpose of this plan is for participants to benefit from tax advantages by deferring a greater percentage of their compensation (and current income taxes) than is allowed by the IRS in a qualified retirement plan, such as our 401(k) plan. Participants, including our NEOs, may defer up to 75% of their salary and/or up to 100% of their annual incentive or cash bonus. Company matching contributions vest in three ratable installments beginning after two full years of service such that contributions are vested following four years of completed service. Participants are generally eligible to receive distributions of their accounts upon a separation from service from the Company or due to their death or disability. Participants elect investment choices from a variety of options and asset classes, and such elections can be modified on an annual basis during open enrollment.

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Potential Payments Upon Termination or Change in Control

In this section, we describe payments that may be made to our NEOs upon events of termination or change in control, assuming the termination event or change in control occurred on January 29, 2022, the last business day of fiscal 2022 (except as otherwise noted).

We have entered into certain severance and equity agreements with each of our named executive officers, as described below, that provide for potential payments upon either a termination of employment or upon a change in control.

Wade Miquelon

In January 2019, we entered into the CEO Agreement with Mr. Miquelon providing for his employment as our President and Chief Executive Officer, as well as an amended and restated severance agreement providing for severance payments and benefits upon certain qualifying terminations of Mr. Miquelon’s employment. Pursuant to this CEO Agreement, if Mr. Miquelon’s employment is terminated by us without Cause prior to a Change of Control (each as defined below), then, subject to his timely signing and non-revocation of a release of claims, he will be entitled to: (1) an 18-month continuation of his base salary, payable in accordance with the Company’s normal payroll practices; (2) a pro rata short-term incentive payment that would have been earned for the year in which termination occurs; (3) all long-term equity incentives will be subject to repurchase in accordance with the Shareholders Agreement; (4) outplacement services; (5) subject to his timely election pursuant to COBRA, reimbursement for up to 18 months of continued group health premiums; and (6) group term life insurance for up to 18 months following the termination.

In the event Mr. Miquelon’s employment is terminated by us without Cause or by Mr. Miquelon for Good Reason (as defined below) within the period commencing six months prior to and ending twenty-four months following a Change of Control, then, subject to his timely signing and non-revocation of a release of claims, he will be entitled to: (1) a lump sum cash payment equal to two times the sum of (A) his base salary and (B) the greater of (i) his average annual cash bonus over the prior three completed fiscal years (or such lesser number of years Mr. Miquelon was employed with us) and (ii) his target annual bonus for the year in which termination occurs; (2) a pro rata target annual bonus with respect to the year in which termination occurs; provided, that if such termination occurs after the end of a bonus year but prior to when bonuses have been paid to similarly situated executives, the actual annual bonus to which Mr. Miquelon would have been entitled had he remained employed through the payment date; (3) all long-term equity incentives will be subject to repurchase in accordance with the Shareholders Agreement; (4) outplacement services; (5) a lump sum payment equal to 24 months of continued COBRA coverage; and (6) group term life insurance for up to 24 months following the termination; provided, that, if Mr. Miquelon’s employment is terminated by us without Cause or by Mr. Miquelon for Good Reason within 6 months prior to and in connection with a Change of Control, Mr. Miquelon will be entitled to the foregoing benefits immediately following Change of Control, reduced by any severance benefits Mr. Miquelon already received under the CEO Agreement. In addition, the CEO Agreement provides that any payments or benefits payable to Mr. Miquelon in connection with a Change of Control shall be subject to a Section 280G “best net” cutback.

For purposes of the CEO Agreement, “Cause” means one or more of the following: (1) the executive’s conviction for committing an act of fraud, embezzlement, theft or other criminal act constituting a felony; (2) the executive’s commission of an act or omission reasonably likely to result in a conviction for fraud, embezzlement, theft or other criminal violation constituting a felony; (3) the engaging by the executive in gross negligence or gross misconduct (including dishonesty, disloyalty or misappropriation) that is materially and demonstrably injurious to the Company; (4) the executive’s material breach of the Company’s Code of Business Conduct; (5) the continued failure by executive to substantially perform his normal duties (other than any such failure resulting from executive’s illness or injury), after a written demand for substantial performance is delivered to executive that specifically identifies the manner in which the Company believes that executive has not substantially performed his/her duties, and executive has failed to remedy the situation within 30 days of receiving such notice; or (6) the continued failure by the executive to achieve agreed upon performance goals after a written notice of such deficiencies is delivered to executive, and executive has failed to come into compliance with the agreed-upon performance goals within a time period designated by the Company which time period shall be a minimum of 30 days from the receipt of such notice.

For purposes of the CEO Agreement, “Change of Control” means (1) the sale of all or substantially all of the assets of Jo-Ann Stores, LLC, JOANN Inc., or any wholly owned subsidiary of JOANN Inc. that is situated between JOANN Inc. and Jo-Ann Stores, LLC, or an Intermediate Subsidiary, to any other person or entity (other than Jo-Ann Stores, LLC, any of its subsidiaries, LGP, or any employee benefit plan maintained by Jo-Ann Stores, LLC or any of its subsidiaries), or (2) a change in beneficial

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ownership or control of Jo-Ann Stores, LLC, JOANN Inc. or any Intermediate Subsidiary effected through a transaction or series of transactions (other than an offering of common stock or other securities to the general public through a registration statement filed with the SEC) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than Jo-Ann Stores, LLC, any of its subsidiaries, LGP, or any employee benefit plan maintained by Jo-Ann Stores, LLC or any of its subsidiaries), directly or indirectly acquires beneficial ownership of securities of Jo-Ann Stores, LLC, JOANN Inc. or any Intermediate Subsidiary possessing more than 50% of the total combined voting power of such entity’s securities outstanding immediately after such acquisition.

For purposes of the CEO Agreement, “Good Reason” means, on or after a Change of Control, any material adverse change by the Company in the executive’s job title, duties, responsibility or authority; failure by the Company to pay the executive any amount of base salary or bonus when due; any material diminution of executive’s base salary (other than such a material diminution that is applied on a substantially comparable basis to similarly-situated team members of the Company); any material reduction in the executive’s short-term incentive compensation opportunities; the termination or denial of the executive’s right to participate in material employment related benefits that are offered to similarly-situated team members of the Company; the movement of the executive’s principal location of work to a new location that is in excess of 50 miles from the executive’s principal location of work as of the date hereof without the executive’s consent; or failure by the Company to require any successor to assume and agree to perform the Company’s obligations as successors to the Company; provided that none of the events described in this definition of Good Reason shall constitute Good Reason unless the executive notifies the Company in writing of the event that is purported to constitute Good Reason (which notice is provided not later than the 30th day following the occurrence of the event purported to constitute Good Reason) and then only if the Company fails to cure such event within 30 days after the Company’s receipt of such written notice.

Mr. Miquelon is subject to two-year post-termination non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality and non-disparagement covenants.

Other Named Executive Officers

During fiscal 2022, we were also a party to a severance agreement with each of the other NEOs that provided for severance payments and benefits upon certain qualifying terminations of the NEO’s employment (we refer to each of these agreements as an NEO Agreement).

Pursuant to the NEO Agreement, if the NEO’s employment is terminated by us without Cause prior to a Change of Control (each as defined below), then, subject to the NEO’s timely signing and non-revocation of a release of claims, the NEO will be entitled to: (1) an 18-month continuation of the NEO’s base salary, payable in accordance with the Company’s normal payroll practices; (2) a pro rata short-term incentive payment that would have been earned for the year in which termination occurs; (3) all long-term equity incentives will be subject to repurchase in accordance with the Shareholders Agreement; and (4) outplacement services.

In the event the NEO’s employment is terminated by us without Cause or by the NEO for Good Reason (as defined above) within the period commencing six months prior to and ending 12 months following a Change of Control (as defined above), then, subject to the NEO’s timely signing and non-revocation of a release of claims, the NEO will be entitled to: (1) a 24-month continuation of the NEO’s base salary, payable in accordance with the Company’s normal payroll practices in effect at the applicable time, (2) the NEO’s short-term incentive payment for the year in which termination occurs equal to the greater of (A) the NEO’s average annual cash bonus over the prior three completed fiscal years (or such lesser number of years the NEO was employed with us) and (B) the NEO’s target annual bonus for the year in which termination occurs; (3) all long-term incentives will be subject to repurchase in accordance with the Shareholders Agreement; and (4) outplacement services.

For purposes of the NEO Agreement, “Cause,” “Change of Control” and “Good Reason” have the same respective meanings as in the CEO Agreement. The NEO Agreement also contains an 18-month post-termination non-competition covenant and a non-solicitation of customers and employees covenant, as well as perpetual confidentiality and non-disparagement covenants.

Option Agreements

The option agreements entered into with each of our named executive officers provide for full acceleration of the named executives’ stock options in the event of a change in control (as defined in the equity plan).

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Tabular Summary of Potential Payments Upon Termination or Change in Control

The following table summarizes the payments that would be made to our NEOs upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on January 29, 2022 (the last business day of our most recently completed fiscal year):

Name	Benefit	Termination Without Cause (no Change in Control) ($)	Change in Control (no Termination) ($)(1)(4)	Termination Without Cause or for Good Reason in Connection with a Change in Control ($)

Wade Miquelon	Cash	2,062,500(2)	—	3,300,000(5)

	Equity Acceleration	—	1,987,952	—

	All Other Payments or Benefits	42,186(3)	—	51,248(6)

	Total	2,104,686	1,987,952	3,351,248

Matt Susz	Cash	950,000(2)	—	1,187,500(5)

	Equity Acceleration	—	861,101	—

	All Other Payments or Benefits	15,000(3)	—	15,000(7)

	Total	965,000	861,101	1,202,500

Janet Duliga	Cash	910,000(2)	—	1,137,500(5)

	Equity Acceleration	—	853,782	—

	All Other Payments or Benefits	15,000(3)	—	15,000(7)

	Total	925,000	853,782	1,152,500

Christopher DiTullio	Cash	950,000(2)	—	1,187,500(5)

	Equity Acceleration	—	861,101	—

	All Other Payments or Benefits	15,000(3)	—	15,000(7)

	Total	965,000	861,101	1,202,500

Robert Will	Cash	950,000(2)	—	1,187,500(5)

	Equity Acceleration	—	861,101	—

	All Other Payments or Benefits	15,000(3)	—	15,000(7)

	Total	965,000	861,101	1,202,500

(1)

Amounts reflected in the “Change in Control (no Termination)” column were calculated assuming that no qualifying termination occurred in connection with the change in control. The values of any additional benefits to the named executive officers that would arise only if a termination were to occur in connection with a change in control are disclosed in the footnotes to the “Termination Without Cause or for Good Reason in Connection with a Change in Control.”

(2)	Amounts reflect (a) 18 months of the executive’s base salary at termination and (b) the executive’s target annual bonus.

(3)	Amounts reflect the value of outplacement services and, for Mr. Miquelon, the value associated with the continued provision of health benefits for 18 months.

(4)

Amounts reflect the value of unvested option awards and restricted stock unit awards on January 28, 2022 that would be subject to accelerated vesting, based on our closing stock price of $10.04 per share on such date.

(5)

Amounts reflect: for Mr. Miquelon, two times the sum of (a) his base salary and (b) target annual cash incentive award, and for the other named executive officers, (c) 24 months of the executive’s base salary and (d) the executive’s target annual cash incentive award.

(6)

Amount reflects the value of outplacement services, the value associated with the continued provision of health benefits for 24 months and the value associated with continued group term life insurance benefits for 24 months.

(7)	Amounts reflect the value of outplacement services.

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DIRECTOR COMPENSATION

For fiscal 2022, pursuant to our non-employee director compensation policy, each non-employee director received an annual retainer of $70,000. In addition, non-employee directors serving on committees of our board of directors received the following additional annual fees, each paid on a quarterly basis:

•	the Chair of our audit committee, Ms. Mehlman, received an additional annual fee of $25,000;

•	other members of our audit committee received an additional annual fee of $12,500;

•	members of our compensation committee received an additional annual fee of $10,000; and

•	members of our nominating and corporate governance committee received an additional annual fee of $7,500.

Each non-employee director serving at the time of our initial public offering in March 2021 received a one-time restricted stock unit award with a grant date value of approximately $125,000 in connection with the offering, which award vested in full on the first anniversary of the grant date. Each non-employee director receives an annual restricted stock unit award with a grant date value of approximately $125,000 (with prorated awards made to directors who join on a date other than an annual meeting following the first annual meeting as a public company), which awards will generally vest in full on the day immediately prior to the date of our annual shareholder meeting immediately following the date of grant, subject generally to the non-employee director continuing in service through such meeting date. The equity awards granted pursuant to this policy will accelerate and vest in full upon a change in control (as defined in the 2021 Plan). Any cash compensation payable under this policy for the service of non-employee directors employed by or affiliated with LGP are paid to LGP.

Director Compensation Table for Fiscal 2022

The following table contains information concerning the compensation of our non-employee directors for fiscal 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)

Darrell Webb	72,500	92,572	165,072

Lily Chang	70,486	92,572	163,058

Marybeth Hays	66,458	92,572	159,030

Anne Mehlman	76,528	92,572	169,100

Jonathan Sokoloff	56,389	92,572	148,961

John Yoon	70,486	92,572	163,058

(1)

The amounts reported in this column reflect the aggregate grant date fair value, as computed in accordance with FASB ASC Topic 718 for stock awards granted to each of the non-employee directors in fiscal 2022 (a grant of 7,812 restricted stock units on March 17, 2021). The grant date fair value of the particular stock awards made to each non-employee director in fiscal 2022 were $11.85 per unit, or $92,572. As of January 29, 2022, our non-employee directors held the following outstanding and unvested stock awards and outstanding (exercisable and unexercisable) option awards: each non-employee director held 7,812 restricted stock units.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or compensation committee.

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COMPENSATION COMMITTEE REPORT

The compensation committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and JOANN’s Annual Report on Form 10-K for the fiscal year ended January 29, 2022.

Submitted by the compensation committee of the Board:

Lily Chang

John Yoon

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CEO PAY RATIO

For fiscal 2022, the ratio of the annual total compensation of Mr. Miquelon, our CEO (“CEO Compensation”), to the median of the annual total compensation of all of our employees and those of our consolidated subsidiaries (other than Mr. Miquelon) (“Median Annual Compensation”) was approximately 270 to 1. We note that, due to our permitted use of reasonable estimates and assumptions in preparing this pay ratio disclosure, the disclosure may involve a degree of imprecision, and thus this ratio disclosure is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K using the data and assumptions described below.

For purposes of this pay ratio disclosure, CEO Compensation was $2,431,858. CEO Compensation for purposes of this disclosure represents the total compensation reported for Mr. Miquelon under the Fiscal 2022 Summary Compensation Table for fiscal 2022.

For purposes of this pay ratio disclosure, Median Annual Compensation was $9,020, and was calculated by totaling for our Median Employee all applicable elements of compensation for fiscal 2022 in accordance with Item 402(c)(2)(x) of Regulation S-K.

We refer to the employee who received the Median Annual Compensation as the “Median Employee.” To identify the Median Employee, we first measured compensation for the period beginning on January 31, 2021, and ending on January 29, 2022 for 21,875 employees, representing all full-time, part-time, seasonal and temporary employees of the Company and its consolidated subsidiaries as of January 29, 2022 (the “Determination Date”). This number does not include any independent contractors or “leased” workers, as permitted by the applicable SEC rules. This number also does not exclude any non-U.S. employees and does not exclude any employees of businesses acquired by us or combined with us. The compensation measurement was calculated by totaling, for each employee, compensation information from Box 1 of the employee’s W-2 for fiscal 2022. Further, we did not utilize any statistical sampling, annualization, or cost-of-living adjustments for purposes of this pay ratio disclosure. A portion of our employee workforce (full-time and part-time) identified above worked for less than the full fiscal year due to commencing employment after January 31, 2021.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock of the Company beneficially owned as of April 27, 2022, by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors as a group; and (iv) persons known to us to be the beneficial owner of more than 5% of our outstanding common stock.

The amounts and percentages of our common stock beneficially owned are reported on the basis of rules of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days after April 27, 2022. More than one person may be deemed to be a beneficial owner of the same securities.

Percentage of beneficial ownership is based on 40,667,434 shares of common stock outstanding as of April 27, 2022. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, warrants or other rights held by such person that are currently exercisable or that will become exercisable or will otherwise vest within 60 days of April 27, 2022 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address for each person or entity listed below is c/o JOANN Inc., 5555 Darrow Road, Hudson, Ohio 44236.

	Shares Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares	Percentage

5% Shareholders

Entities affiliated with Leonard Green & Partners, L.P.(2)	27,850,793	68.5%

Capital Research Global Investors(3)	2,729,250	6.7%

Directors and Named Executive Officers

Lily Chang(4)	7,812	*

Christopher DiTullio	255,302	*

Janet Duliga	241,400	*

Marybeth Hays	7,812	*

Anne Mehlman	7,812	*

Wade Miquelon	835,121	2.0%

Jonathan Sokoloff(2)	27,850,793	68.5%

Matthew Susz	259,126	*

Darrell Webb	107,812	*

Robert Will	252,362	*

John Yoon(2)	27,850,793	68.5%

All directors and executive officers as a group (15 persons)	30,045,086	71.1%

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*	Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)

The following shares of common stock for options exercisable within 60 days for each director and current executive officer are included in the amount of common stock beneficially owned: Mr. DiTullio - 212,024, Ms. Duliga - 210,931, Mr. Miquelon - 607,643, Mr. Susz - 182,309, Mr. Will - 212,024, Ms. Aber - 28,113 and Mr. Chennakrishnan - 130,163.

(2)

Voting and investment power with respect to the shares of our common stock held by Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., and Needle Coinvest LLC, or collectively, Green V, is shared. Of the 27,850,793 shares reported, 7,812 are held by Mr. Sokoloff, 7,812 are held by Mr. Yoon and 7,812 are held by Ms. Chang. Messrs. Sokoloff and Yoon may also be deemed to share voting and investment power with respect to such shares due to their positions with affiliates of Green V. Each of Messrs. Sokoloff and Yoon and Ms. Chang disclaims beneficial ownership of such shares except to the extent of his or her pecuniary interest therein. Each of the foregoing entities’ and individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(3)

Capital Research Global Investors reported its ownership on Schedule 13G filed with the SEC on February 11, 2022. The address of Capital Research Global Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(4)	Such shares of our common stock are held by Ms. Chang for the benefit of Green V, and Ms. Chang disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

Equity Compensation Plan Information

As of January 29, 2022, our securities authorized for issuance under equity compensation plans were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (2) (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (3) (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (4) (c)

Equity compensation plans approved by security holders(1)	3,037,735	$7.78	2,043,712

Equity compensation plans not approved by security holders	—	—	—

Total	3,037,735	$7.78	2,043,712

(1)

These plans consist of the 2012 Stock Option Plan of Jo-Ann Stores Holdings Inc. (the “2012 Plan”), the JOANN Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the JOANN Inc. 2021 Employee Stock Purchase Plan (“ESPP”).

(2)	Amount includes 2,841,452 shares subject to stock options and 196,283 shares subject to RSUs. This number excludes purchase rights accruing under the ESPP.

(3)	The weighted average exercise price does not take into account outstanding RSUs, which have no exercise price.

(4)

Number of securities reflects the shares available under the 2021 Plan and the ESPP. We will not make future grants or awards under the 2012 Plan. Our 2021 Plan and our ESPP each provide for an automatic annual increase in the number of shares available for issuance under the plans. For our 2021 plan, the amount of any increase is equal to the lesser of 4% of our outstanding shares of common stock as of the immediately preceding fiscal year or a number of shares determined by our Board. For our ESPP, the amount of any increase is equal to the lesser of 1% of our outstanding shares of common stock as of the immediately preceding calendar year, 400,000 shares, or a number of shares determined by our Board.

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POLICY REGARDING RELATED PARTY TRANSACTIONS

Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons, which requires that our audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Item 404 of Regulation S-K requires disclosure, subject to certain exceptions, of transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest. It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.

Shareholders Agreement

On October 16, 2012, the Company, LGP, certain of our directors and executive officers and certain other shareholders entered into a shareholders agreement. The shareholders agreement contains, among other things, certain restrictions on the ability of LGP and our other shareholders to freely transfer shares of our stock, a right of first refusal to the Company and LGP for other shareholders’ shares, a repurchase right for the Company for certain shares held by management shareholders and drag-along and tag-along rights in connection with certain transfers of shares by LGP. It also provides that each party to the shareholders agreement agrees to vote all of their shares to elect the initial individuals designated to serve on our Board. The shareholders agreement also provides for piggyback registration rights with customary cutback rights for management holders as described below. At the consummation of our initial public offering, the provisions of the shareholders agreement (subject to the survival of certain obligations, such as those relating to registration rights described below) terminated.

Upon the closing of our initial public offering, we amended and restated the existing shareholders agreement to eliminate certain provisions (but maintained those related to the registration rights, which are described below) and to provide specific board rights and obligations. The amended and restated Shareholders Agreement includes provisions pursuant to which we granted LGP and certain other shareholders (or such permitted transferee or affiliate) the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act covering resales of our common stock held by such shareholders (or such permitted transferee or affiliate) or to piggyback on such registration statements in certain circumstances. These shares represent approximately 68.5% of our outstanding common stock as of April 27, 2022. These shares also may be sold under Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates. The Shareholders Agreement also requires us to indemnify LGP (or such permitted transferee or affiliate) and its affiliates in connection with any registrations of our securities. In addition, the Shareholders Agreement provides that LGP is entitled to designate individuals to be included in the slate of nominees recommended by our Board for election to our Board, so as to ensure that the composition of our Board and its committees complies with the provisions of the Shareholders Agreement related to the composition of our Board and its committees.

Management Services Agreement

On March 18, 2011, and in connection with the acquisition of the Company by LGP, Jo-Ann Stores, LLC (formerly Jo-Ann Stores, Inc.) entered into a management services agreement with the advisory affiliate of LGP, pursuant to which LGP agreed to provide certain management and financial services. In fiscal 2022, we paid approximately $417,000 in fees to LGP under the management services agreement. The management services agreement with LGP terminated without any termination payment automatically upon the closing of our initial public offering, subject to the survival of certain obligations, including as to indemnification. Following our initial public offering, LGP no longer provides managerial services to us in any form.

Indemnification Agreements

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

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We entered into indemnification agreements with each of our executive officers and directors prior to the closing of our initial public offering. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

Reserved Share Program

At our request, the underwriters reserved for sale, at the initial public offering price, up to 6% of the shares offered in our initial public offering for sale to some of our directors, officers, employees, business associates and related persons. In the initial public offering, 105,000 shares were purchased by our directors and officers, under the reserved share program.

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ANNUAL MEETING AND VOTING INFORMATION

Virtual Annual Meeting

Why the Annual Meeting is Being Webcast. The Annual Meeting is being held on a virtual-only basis to enable participation by a broader number of shareholders, particularly in light of the COVID-19 pandemic. We also believe that hosting a virtual meeting enables greater shareholder attendance and participation from any location around the world, improves meeting efficiency and our ability to communicate more effectively with our shareholders, and reduces the cost and environmental impact of the Annual Meeting. We have designed the virtual meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting.

How to Access the Audio Webcast.

In order to attend the Annual Meeting, you must register at www.proxydocs.com/JOAN. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

The live audio webcast of the Annual Meeting will begin promptly at 1:00 p.m., Eastern Time, on Friday, June 24, 2022. Online access to the audio webcast will open approximately 15 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system.

The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Shareholders should ensure that they have a strong Internet connection if they intend to attend and/or participate in the Annual Meeting. Attendees should allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.

Submitting questions prior to and during the Annual Meeting

Our virtual Annual Meeting will allow stockholders to submit questions before and during the Annual Meeting. By registering at www.proxydocs.com/JOAN, you will be able to submit questions in writing in advance of the Annual Meeting. You may also submit questions in writing during the Annual Meeting in a live Q&A session. Whether asking a question before or during the meeting, you will need your control number shown on the Notice of Internet Availability of Proxy Materials or proxy card or voting instruction card you received in the mail.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer all appropriate questions submitted before or during the Annual Meeting in accordance with the Annual Meeting’s Rules of Conduct. Answers to any such questions that are not addressed during the Annual Meeting will be communicated directly to the submitting shareholder or published following the Annual Meeting on the Company’s investor relations website at https://investors.joann.com/. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. To promote fairness and efficient use of company resources, we will respond to up to two questions from a single shareholder.

The Annual Meeting’s Rules of Conduct will be posted during the annual meeting.

If You Have Technical or Other “IT” Problems. We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform,

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including any difficulties voting or submitting questions, please utilize the link on the meeting portal website titled “Having trouble? Please view the Meeting Access FAQs Guide,” which will have many FAQs as well as a technical support number that can be called before or during the meeting.

Record Date

The record date for the Annual Meeting is April 27, 2022. If you were a shareholder of record of JOANN common stock at the close of business on the record date, you are entitled to one vote for each share owned on each matter listed in the notice of meeting. As of the record date, 40,667,434  shares of JOANN common stock were outstanding, excluding shares held in treasury.

Quorum

Under our Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders. Abstentions and shares represented by “broker non-votes,” as described below, will be counted as present and entitled to vote for purposes of determining the presence of a quorum. If there is not a quorum, we may adjourn the Annual Meeting to a subsequent date, until a quorum is present.

Vote Required for each Proposal and Board Recommendation

Voting Item	Voting Standard	Treatment of Abstentions and Broker Non-Votes	Board Recommendation

Item 1. Election of two directors to JOANN’s Board: • Wade Miquelon • Darrell Webb	Plurality of votes cast	Not counted as votes cast and therefore no effect	FOR each nominee

Item 2. Ratification of the Appointment of Ernst & Young LLP as JOANN’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2023	Majority of votes cast	Abstentions are not counted as votes cast and therefore no effect. Broker discretionary voting is allowed.	FOR

Item 3. Approval, on an advisory basis, of the compensation of JOANN’s Named Executive Officers	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR

Item 4. Approval, on an advisory basis, of the frequency for future shareholder advisory votes to approve the compensation of JOANN’s Named Executive Officers	Majority of votes cast	Not counted as votes cast and therefore no effect	FOR EVERY YEAR

All shares of our common stock represented at the Annual Meeting by proxies properly submitted prior to or at the meeting will be voted in accordance with the instructions on the proxies, unless such proxies previously have been revoked. If no instructions are indicated, the shares will be voted in accordance with the Board’s recommendation.

Voting Standard for Director Election

Director nominees are elected by a plurality of the votes cast by holders of the shares of our common stock entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present. This means that the two director nominees who receive the most affirmative votes (among votes properly cast at the Annual Meeting or by proxy) will be elected to the Board at the Annual Meeting.

Broker Non-Votes

“Broker non-votes” are shares held by a broker, bank or other nominee that are represented at the Annual Meeting, but the beneficial owner has not instructed the broker, bank or nominee how to vote the shares on a particular proposal, and the broker, bank or nominee does not have discretionary voting power on the proposal.

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Methods of Voting Your Proxy

Registered Shareholders. You may vote during the virtual Annual Meeting at www.proxydocs.com/JOAN or prior to the Annual Meeting by proxy. Voting electronically online during the Annual Meeting will replace any prior votes. We recommend that you vote by proxy even if you plan to attend the virtual Annual Meeting. You have several options for voting prior to or during the Annual Meeting:

Over the Internet during the Annual Meeting at www.proxydocs.com/JOAN	By telephone 24/7 at 866-398-1288	Over the Internet 24/7 at www.proxydocs.com/JOAN	By mailing your completed proxy in the preaddressed envelope provided	By scanning the QR code with your mobile device

Voting Shares Held in Street Name

If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote in person virtually at the Annual Meeting, you must register in advance at www.proxydocs.com/JOAN. You may be instructed to obtain a legal proxy from your broker, bank or other nominee and to submit a copy in advance of the meeting. Further instructions will be provided to you as part of your registration process.

Directing the voting of your shares will not affect your right to vote online during the Annual Meeting if you decide to attend the Annual Meeting; however, you must first follow the instructions from your bank, broker or other nominee to vote your shares held in street name at the meeting. Without your instructions, your broker or brokerage firm is permitted to use its discretion and vote your shares on certain routine matters (such as Item 2) but is not permitted to use discretion and vote your uninstructed shares on non-routine matters (such as Items 1, 3 and 4). Therefore, we encourage you to give voting instructions to your broker or brokerage firm on all matters being considered at the Annual Meeting. Voting electronically online during the Annual Meeting will replace any prior votes.

Revoking Your Proxy

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Corporate Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “Methods of Voting Your Proxy,” or by attending the Annual Meeting and voting in person virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by attending the Annual Meeting and voting in person virtually.

Electronic Delivery of Proxy Statement and Annual Report

You can elect to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail, and save the Company the cost of producing and mailing these documents, by:

•	following the instructions provided on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials; or

•	contacting paper@investorelections.com.

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an email message next year containing the Internet address to access future proxy statements and annual reports. This email will include instructions for voting over the Internet. If you have not elected electronic delivery, you will receive either printed materials in the mail or a notice indicating that the Proxy Materials are available at www.proxydocs.com/JOAN.

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Shareholders Sharing the Same Address

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our Notice of Internet Availability of Proxy Materials, and for those shareholders that received a paper copy of proxy materials in the mail, one copy of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022 to shareholders and this proxy statement, to multiple shareholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected shareholder. Shareholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing costs, mailing costs and fees. We will deliver promptly, upon written or oral request, a separate copy of our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, proxy statement, or Notice of Internet Availability of Proxy Materials, as applicable, to a shareholder at a shared address to which a single copy of the document was delivered. Please direct such requests to JOANN Inc., Attn: Chief Legal Officer, 5555 Darrow Road, Hudson, OH 44236. If you are a shareholder, share an address and last name with one or more other shareholders and would like to revoke your householding consent for future meetings or you are a shareholder eligible for householding and would like to participate in householding for future meetings, please direct such requests in writing to JOANN Inc., Attn: Chief Legal Officer, 5555 Darrow Road, Hudson, OH 44236, or by calling toll free at (877) 527-2677. You will be removed from the householding program within 30 days of receipt of the revocation of your consent.

A number of brokerage firms have instituted householding. If you hold your shares in “street name,” please contact your bank, broker or other holder of record to request information about householding.

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SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

Proposals for the 2023 Annual Meeting

Rule 14a-8. You may submit proposals on matters appropriate for shareholder action at JOANN annual shareholders’ meetings in accordance with Rule 14a-8 under the Exchange Act. For such proposals to be included in our proxy materials for the 2023 annual meeting of shareholders, you must satisfy all applicable requirements of Rule 14a-8 and we must receive such proposals no later than January 11, 2023.

Advance Notice Bylaw. Except in the case of proposals made in accordance with Rule 14a-8, the advance notice provision of our Bylaws requires shareholders who bring business before an annual meeting of shareholders to deliver written notice to the Secretary of JOANN not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting of shareholders. Submissions of nominees for director under our Bylaws for the 2023 annual meeting of shareholders must be submitted no earlier than February 24, 2023 and no later than March 26, 2023. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder, to be timely, must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made. The advance notice provision requires the shareholder to submit specific information concerning itself and any proposed nominee, if applicable, including, but not limited to, ownership information, name and address, and appropriate biographical information about and qualifications of the proposed nominee.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules (once effective), shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act, which notice must be postmarked or transmitted electronically to the Company at its principal executive offices no later than 60 calendar days prior to the first anniversary this year’s Annual Meeting. If the date of the 2023 annual meeting of shareholders is changed by more than 30 calendar days from the first anniversary of this year’s Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 annual meeting of shareholders or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of shareholders is first made. Accordingly, for the 2023 annual meeting of shareholders, shareholders must deliver such notice no later than April 25, 2023.

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OTHER MATTERS

Our Board knows of no other business to be presented at the Annual Meeting other than as described in this proxy statement. If any business properly comes before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote the proxy in respect of such business in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

We will bear the cost of preparing, assembling and mailing the proxy materials. Our Annual Report on Form 10-K for the fiscal year ended January 29, 2022, which is being mailed to shareholders with this proxy statement, is not to be regarded as proxy soliciting material. We may solicit proxies other than by mail, in that certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. We will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file.

Based upon our review of the copies of Section 16(a) forms received by us, and upon written representations from reporting persons concerning the necessity of filing a Form 5, we believe that, during fiscal 2022, all filing requirements applicable for reporting persons were met, except that each of Lisa Wittman-Smith and Joseph Thibault filed one late Form 3 due to administrative error.

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YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/JOAN ● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE Call 866-398-1288 ● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
MAIL ● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided
You must register to attend the meeting online and/or participate at www.proxydocs.com/JOAN

JOANN Inc.

Annual Meeting of Shareholders

For Shareholders of record as of April 27, 2022

TIME:	Friday, June 24, 2022, 1:00 PM, Eastern Time
PLACE:	Annual Meeting to be held live via the internet - please visit www.proxydocs.com/JOAN for more Details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Wade Miquelon and Ann Aber (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of JOANN Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (ON THE REVERRSE SIDE) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

JOANN Inc.

Annual Meeting of Shareholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR.

	PROPOSAL		YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS

1.	Election of two Class I directors to JOANN’s Board
		FOR		WITHHOLD
	1.01 Wade Miquelon	☐		☐		FOR

	1.02 Darrell Webb	☐		☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the Appointment of Emst & Young LLP as JOANN’s Independent Registered Public Accounting Firm for the Fiscal Year Ending January 28, 2023	☐	☐	☐		FOR

3.	Approval, on an advisory basis, of the compensation of JOANN’s Named Executive Officers	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
4.	Approval, on an advisory basis, of the frequency for future shareholder advisory votes to approve the compensation of JOANN’s Named Executive Officers	☐	☐	☐	☐	1 YEAR

5.	Transaction of any other business as may property come before the Annual Meeting or any postponement or adjournment of the Annual Meeting

You must register to attend the meeting online and/or participate at www.proxydocs.com/JOAN

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date